                                                                       EXHIBIT A


                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF JANUARY 10, 1999

                                  BY AND AMONG

                            THE TIMES MIRROR COMPANY,

                             HOLLYWOOD ONLINE INC.,

                             BIG ENTERTAINMENT, INC.

                                       AND

                              BIG ACQUISITION CORP.


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
                                TABLE OF CONTENTS

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                                                                                           Page
                                                                                           ----

RECITALS         ............................................................................1


ARTICLE 1        THE MERGER..................................................................1

              SECTION 1.1.     The Merger....................................................1
              SECTION 1.2.     Effective Time................................................2
              SECTION 1.3.     Closing of the Merger.........................................2
              SECTION 1.4.     Effects of the Merger.........................................2
              SECTION 1.5.     Articles of Incorporation and Bylaws..........................2
              SECTION 1.6.     Directors.....................................................2
              SECTION 1.7.     Officers......................................................2
              SECTION 1.8.     Aggregate Consideration.......................................3
                         (a)   Merger Consideration..........................................3
                               (i)  Conversion of Shares.....................................3
                               (ii) Parent Common Stock Price................................4
                         (b)   Conversion of Stock of Sub....................................5
                         (c)   Cancellation of Treasury Shares...............................5
              SECTION 1.9.     Exchange of Certificates......................................5
                         (a)   Delivery of Certificates Representing Merger Consideration....5
                         (b)   Delivery of Certificates Representing Shares..................5
                         (c)   Fractional Shares.............................................5
                         (d)   Effect of Exchange............................................5

ARTICLE 2        CONDITIONS TO CONSUMMATION OF MERGER........................................6

              SECTION 2.1.     Conditions to All Parties' Obligations........................6
                         (a)   HSR Act; Other Governmental Approvals.........................6
                         (b)   No Order......................................................6
                         (c)   Shareholder Approval..........................................6
                         (d)   Proxy Statement...............................................6
              SECTION 2.2.     Conditions to Parent's and Sub's Obligations..................6
                         (a)   Representations, Warranties and Covenants;
                               Officer's Certificates .......................................6
                         (b)   Certificates of Good Standing.................................7
                         (c)   Resolutions...................................................7
                         (d)   Third-Party Consents..........................................7

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

                         (e)   NATO  Agreement...............................................7
                         (f)   Domain Names..................................................7
                         (g)   Ancillary Agreements..........................................7
                         (h)   Tax Certificate...............................................8
              SECTION 2.3.     Limited Exception to Section 2.2(a) Condition to Parent's
                               and Sub's Obligations to Close................................8
              SECTION 2.4.     Conditions to Times Mirror and HOL's Obligations..............9
                         (a)   Representations, Warranties and Covenants.....................9
                         (b)   Certificates of Good Standing.................................9
                         (c)   Resolutions...................................................9
                         (d)   Third-Party Consents..........................................9
                         (e)   Recommendation of Board of Directors of Parent................9
                         (f)   Ancillary Agreements..........................................9

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF HOL......................................10

              SECTION 3.1.     Organization and Good Standing of HOL........................10
              SECTION 3.2.     Authority....................................................10
              SECTION 3.3.     No Breach....................................................10
              SECTION 3.4.     Consents and Approvals.......................................11
              SECTION 3.5.     Capital Stock of HOL.........................................11
              SECTION 3.6.     Equity Interests.............................................11
              SECTION 3.7.     Intentionally Omitted........................................11
              SECTION 3.8.     No Indebtedness..............................................11
              SECTION 3.9.     Assets Other Than Real Property..............................11
              SECTION 3.10.    Real Property................................................12
                         (a)   Owned Property...............................................12
                         (b)   Leased Property..............................................12
                         (c)   Title to Real Property.......................................12
              SECTION 3.11.    Intellectual Property........................................12
                         (a)   Proprietary Rights...........................................12
                         (b)   Licenses.....................................................13
                         (c)   Trade Secrets................................................13
                         (d)   Photographs..................................................13
                         (e)   Domain Names.................................................13
                         (f)   Claims.......................................................13
              SECTION 3.12.    Contracts....................................................14
                         (a)   Employment, Independent Contractor and Consulting Agreements.14
                         (b)   Non-Competition Agreements...................................14
                         (c)   Leases of Real Property......................................14
                         (d)   Personal Property Leases.....................................14
                         (e)   Supply and Service Agreements................................14
                         (f)   Indebtedness.................................................14
                         (g)   Guarantees...................................................15

                                                          ii
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
                         (h)   Partnerships and Joint Ventures..............................15
                         (i)   Online Service Agreements....................................15
                         (j)   Electronic Ticketing and Merchandising Agreements............15
                         (k)   Other Agreements.............................................15
              SECTION 3.13.    Litigation; Decrees..........................................15
              SECTION 3.14.    Employee Benefits and Related Matters........................15
                         (a)   Plans........................................................15
                         (b)   Compliance with ERISA and the Code...........................16
                         (c)   Multiemployer Plan Liabilities...............................16
                         (d)   Accumulated Funding Deficiencies; Liens......................17
                         (e)   Employee Welfare Benefit Plans...............................17
              SECTION 3.15.    Absence of Changes or Events.................................17
              SECTION 3.16.    Compliance with Applicable Laws..............................17
                         (a)   General......................................................17
              SECTION 3.17.    Environmental Matters........................................17
                         (a)   Compliance...................................................17
                         (b)   Hazardous Materials..........................................17
                         (c)   Notices of Certain Environmental Matters.....................18
                         (d)   Definitions..................................................18
                               (i)  "Hazardous Material.....................................18
                               (ii) "Environmental Law......................................18
              SECTION 3.18.    Taxes........................................................18
                         (a)   Definitions..................................................18
              SECTION 3.19.    Labor Matters................................................21
              SECTION 3.20.    Information Supplied.........................................21
              SECTION 3.21.    Insurance....................................................21
              SECTION 3.22.    Year 2000....................................................22
              SECTION 3.23.    Investor Representations.....................................22
              SECTION 3.24.    Exemption from Registration, Restricted Securities...........22

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR.............................22

              SECTION 4.1.     Organization and Good Standing of Times Mirror...............22
              SECTION 4.2.     Authority....................................................22
              SECTION 4.3.     No Breach....................................................23
              SECTION 4.4.     Consents and Approvals.......................................23
              SECTION 4.5.     Title to and Transfer of the Shares..........................23
              SECTION 4.6.     Brokers......................................................23

ARTICLE 5        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................24

              SECTION 5.1.     Organization and Good Standing...............................24
              SECTION 5.2.     Authority....................................................24
              SECTION 5.3.     No Breach....................................................24
              SECTION 5.4.     Consents and Approvals.......................................24

                                              iii

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

              SECTION 5.5.     Capital Stock of Parent......................................25
              SECTION 5.6.     SEC Reports; Financial Statements............................26
              SECTION 5.7.     Information Supplied.........................................26
              SECTION 5.8.     Vote Required................................................26
              SECTION 5.9.     Litigation; Decrees..........................................27
              SECTION 5.10.    Absence of Changes or Events.................................27
              SECTION 5.11.    No Prior Activities..........................................27
              SECTION 5.12.    Brokers......................................................27
              SECTION 5.13.    Taxes........................................................27
                         (a)   Tax Returns and Taxes........................................27
                         (b)   Tax Claims...................................................27
                         (c)   Tax Free Reorganization......................................27

ARTICLE 6        COVENANTS OF HOL AND TIMES MIRROR..........................................28

              SECTION 6.1.     Delivery of Year-End Audited Financial Statements............28
              SECTION 6.2.     Access.......................................................29
              SECTION 6.3.     Ordinary Conduct.............................................29
                         (a)   Charter and Bylaws...........................................30
                         (b)   Dividends....................................................30
                         (c)   Capital Stock................................................30
                         (d)   Employee Matters.............................................30
                         (e)   Compensation.................................................30
                         (f)   Indebtedness.................................................30
                         (g)   Encumbrances.................................................30
                         (h)   Related-Party Transactions...................................30
                         (i)   Accounting Policies and Tax Matters..........................30
                         (j)   Acquisitions; Reorganizations................................30
                         (k)   Capital Expenditures.........................................31
                         (l)   Asset Dispositions...........................................31
                         (m)   Other Actions................................................31
                         (n)   Contracts....................................................31
                         (o)   Agreements...................................................31
              SECTION 6.4.     Insurance....................................................31
              SECTION 6.5.     No Sale or Pledge............................................31
              SECTION 6.6.     Notice of Breach by Times Mirror or HOL......................31
              SECTION 6.7.     No Additional Representations................................32

ARTICLE 7        COVENANTS OF PARENT AND SUB................................................32

              SECTION 7.1.     Confidentiality..............................................32
              SECTION 7.2.     Conduct of Business of Parent................................32
                         (a)   Parent Common Stock..........................................32
                         (b)   Dividends....................................................33
                         (c)   Reorganizations..............................................33


                                                    iv
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
                         (d)   Charter and Bylaws..............................................33
                         (e)   Indebtedness....................................................33
                         (f)   Employment Agreements...........................................33
                         (g)   Other Actions...................................................33
                         (h)   Parent Rights Agreement.........................................33
                         (i)   Agreements......................................................33
              SECTION 7.3.     Meetings of Shareholders........................................33
              SECTION 7.4.     Preparation of Proxy Statement..................................34
              SECTION 7.5.     No Additional Representations...................................34
              SECTION 7.7.     Notice of Breach by Parent or Sub...............................34

ARTICLE 8        MUTUAL COVENANTS..............................................................34

              SECTION 8.1.     Cooperation.....................................................34
              SECTION 8.2.     Publicity.......................................................34
              SECTION 8.3.     Records.........................................................35
              SECTION 8.4.     Antitrust Notification..........................................35
              SECTION 8.5.     Reasonable Efforts; Additional Agreements.......................36
              SECTION 8.6.     Tax-Free Reorganization.........................................36

ARTICLE 9        TERMINATION; AMENDMENT; WAIVER................................................36

              SECTION 9.1.     Termination.....................................................36
              SECTION 9.2.     Return of Confidential Information..............................37
              SECTION 9.3.     Effects of Termination..........................................37

ARTICLE 10       EMPLOYEE AND RELATED MATTERS..................................................38

              SECTION 10.1.    Offers of Employment............................................38
              SECTION 10.2.    Continuation of Plans...........................................38
              SECTION 10.3.    Mutual Cooperation..............................................38
                         (a)   General.........................................................38
                         (b)   Performance Cycle Bonus Payments................................38

ARTICLE 11       INDEMNIFICATION...............................................................39

              SECTION 11.1.    Indemnification by Times Mirror.................................39
              SECTION 11.2.    Indemnification by Parent.......................................39
              SECTION 11.3.    Adjustments to Losses...........................................40
              SECTION 11.4.    Termination of Indemnification..................................40
              SECTION 11.5.    Procedures Relating to Indemnification for Third Party Claims...40
              SECTION 11.6.    Tax Matters.....................................................41
                         (a)   Tax Indemnification.............................................41
                         (b)   Preparation of Tax Returns; Payment of Taxes....................41
                               (i)  Times Mirror...............................................41


                                                v
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
                               (ii) Parent..................................................42
                               (iii) Closing Taxable Year; Allocation for Straddle Year.....43
                         (c)   Refund Claims................................................44
                         (d)   Carrybacks...................................................44
                         (e)   Cooperation with Respect to Taxes............................44
                         (f)   Tax Proceedings..............................................44
                         (g)   Claim Period.................................................45
                         (h)   Termination of Tax Sharing Arrangements......................46
              SECTION 11.7.    Exclusive Remedy.............................................46

ARTICLE 12       MISCELLANEOUS..............................................................46

              SECTION 12.1.    Expenses.....................................................46
              SECTION 12.2.    HOL Acquisition Agreement....................................46
              SECTION 12.3.    Assignment...................................................46
              SECTION 12.4.    No Third-Party Beneficiaries.................................46
              SECTION 12.5.    Notices......................................................47
                         (a)   if to Parent, Sub or the Surviving Corporation, HOL..........47
                         (b)   if to Times Mirror...........................................47
                         (c)   if to HOL, prior to the Effective Time.......................47
              SECTION 12.6.    Counterparts.................................................47
              SECTION 12.7.    Entire Agreement.............................................48
              SECTION 12.8.    Severability.................................................48
              SECTION 12.9.    Amendment....................................................48
              SECTION 12.10.   Extension; Waiver............................................48
              SECTION 12.11.   Dispute Resolution; Equitable Enforcement....................48
                         (a)   Accounting Disputes..........................................48
                         (b)   Arbitration..................................................48
                         (c)   Equitable Enforcement........................................49
              SECTION 12.12.   Interpretation of this Agreement.............................49
                         (a)   Construction.................................................49
                         (b)   Knowledge....................................................50
                         (c)   Governing Law................................................50
                         (d)   Headings, Exhibits and Schedules.............................50
              SECTION 12.13.   Survival of Representations..................................50
              SECTION 12.14.   No Consequential or Punitive Damages.........................50


                                                vi
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

                                TABLE OF EXHIBITS

Exhibit A................................................................Shareholder Agreement
Exhibit B........................................................Registration Rights Agreement
Exhibit C............................................................Non-Competition Agreement
Exhibit D.....................................................................Voting Agreement
Exhibit E.............................................Form of Times Mirror/HOL Tax Certificate
Exhibit F...............................................Term Sheet of Series E Preferred Stock
Exhibit G..........................................Form of Additional Financial Representation

                               TABLE OF SCHEDULES

2.4(d)   Parent Consents
3.1      HOL Foreign Jurisdictions
3.3      HOL Conflicts
3.4      HOL Consents
3.6      Equity Interests
3.9      Certain Liens
3.10(b)  Leased Property
3.11(a)  Intellectual Property
3.11(b)  Licenses
3.11(d)  Domain Names
3.11(e)  Claims
3.12(a)  Employment Agreements
3.12(b)  Non-Competition Agreements
3.12(c)  Leases of Real Property
3.12(d)  Personal Property Leases
3.12(e)  Supply and Service Agreements
3.12(f)  Indebtedness
3.12(g)  Guarantees
3.12(h)  Partnerships and Joint Ventures
3.12(i)  On-line Service Agreements
3.12(j)  Electronic Merchandising Agreements
3.12(k)  Other Agreements
3.13     Litigation; Decrees
3.14(a)  Plans
3.14(b)  Compliance with ERISA and Code
3.14(e)  Employee Welfare Benefit Plans
3.15     Changes or Events
3.18(b)  Tax Claims
5.5(a)   Parent Options and Rights
5.10     Parent Changes or Events
6.3      Conduct of Business of HOL
6.4      HOL Insurance Policies
7.2      Conduct of Business of Parent
10.3     Severance Benefits


                                      vii
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

                             TABLE OF DEFINED TERMS

                                                              Cross Reference
Term                                                           in Agreement               Page
----                                                           ------------               ----
Accounting Firm............................................... Section 11.6(b)(i)(2)....... 39
Acquisition Proposal.......................................... Section 6.5................. 29
Affiliated Group.............................................. Section 3.18(a)(i).......... 17
Agreement..................................................... Preamble..................... 1
Ancillary Agreements.......................................... Section 2.4(f)............... 6
Announcement Date............................................. Section 1.8(a)(ii)........... 4
Applicable Laws............................................... Section 3.16(a)............. 16
Audited Financial Statements.................................. Section 6.1................. 26
Average Share Price........................................... Section 1.8(a)(ii)........... 4
CA Agreement of Merger........................................ Section 1.2.................. 2
Cash Merger Consideration..................................... Section 1.8(a)(i)............ 3
CGCL.......................................................... Section 1.1.................. 1
Closing Date.................................................. Section 1.3.................. 2
Closing....................................................... Section 1.3.................. 2
Code.......................................................... Recitals..................... 1
Common Stock Merger Consideration............................. Section 1.8(a)(i)............ 3
Confidentiality Agreement..................................... Section 6.2................. 27
Contracts..................................................... Section 3.12................ 12
DGCL.......................................................... Section 1.1.................. 1
DOJ........................................................... Section 8.4................. 32
Effective Time................................................ Section 1.2.................. 2
Employment Agreements......................................... Section 10.3.(b)............ 35
Enforceability Exceptions..................................... Section 3.2.................. 9
Environmental Law............................................. Section 3.16(d)(ii)......... 16
ERISA Affiliate............................................... Section 3.14(a)............. 14
ERISA......................................................... Section 3.14(b)............. 15
Excess Share Amount........................................... Section 1.8(a)(i)............ 3
Exchange Act.................................................. Section 5.5(b).............. 24
FTC........................................................... Section 8.4................. 32
Hazardous Material............................................ Section 3.16(d)(i).......... 16
HOL Material Adverse Effect................................... Section 3.1.................. 8
HOL Plan...................................................... Section 3.14(a)............. 14
HOL........................................................... Preamble..................... 1
HSR Act....................................................... Section 2.1(a)............... 5
indemnified party............................................. Section 11.5................ 36
Knowledge..................................................... Section 12.12(b)............ 46
Leased Properties............................................. Section 3.10(b)............. 10
Losses........................................................ Section 2.3.................. 7
Merger Certificate............................................ Section 1.2.................. 2
Merger Consideration.......................................... Section 1.8(a)(i)............ 3

                                             viii
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

Merger........................................................ Section 1.1.................. 1
NATO Agreement................................................ Section 3.12(h)............. 13
Parent Common Stock Price..................................... Section 1.8(a)(ii)........... 4
Parent Common Stock........................................... Section 1.8(a)(i)............ 3
Parent Material Adverse Effect................................ Section 5.1................. 22
Parent Preferred Stock........................................ Section 5.5(a).............. 23
Parent Rights Agreement....................................... Section 5.5(a).............. 23
Parent Rights................................................. Section 5.5(a).............. 23
Parent SEC Reports............................................ Section 5.6(a).............. 24
Parent Shareholders........................................... Recitals..................... 1
Parent........................................................ Preamble..................... 1
Performance Cycle Amount...................................... Section 10.3.(b)............ 35
Permitted Liens............................................... Section 3.9................. 10
Plans......................................................... Section 3.14(a)............. 14
Preferred Stock Merger Consideration.......................... Section 1.8(a)(i)............ 3
Proxy Statement............................................... Section 3.20................ 20
Records....................................................... Section 8.3................. 32
Reduced Common Stock Merger Consideration..................... Section 1.8(a)(i)............ 3
Related Corporation........................................... Section 5.13(c)(i).......... 25
SEC........................................................... Section 5.6(a).............. 24
Securities Act................................................ Section 5.6(a).............. 24
Share......................................................... Section 1.8(a)(i)............ 2
Sub........................................................... Preamble..................... 1
Surviving Corporation......................................... Section 1.1.................. 1
Tax Proceeding................................................ Section 11.6(f)(i).......... 41
Tax Return.................................................... Section 3.18(a)(iii)........ 17
Taxes......................................................... Section 3.18(a)(ii)......... 17
Third-Party Claim............................................. Section 11.5................ 37
Times Mirror Plan............................................. Section 3.14(a)............. 14
Times Mirror.................................................. Preamble..................... 1
Year 2000 Compliant........................................... Section 3.22................ 20

                                             ix
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

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January
10, 1999 is by and among THE TIMES MIRROR COMPANY, a Delaware corporation,
("Times Mirror"), HOLLYWOOD ONLINE INC., a California corporation and a wholly owned subsidiary of Times Mirror ("HOL"), BIG ENTERTAINMENT, INC., a Florida corporation ("Parent"), and BIG ACQUISITION CORP., a Delaware corporation
("Sub").

                                    RECITALS

        WHEREAS the Boards of Directors of HOL, Parent and Sub have each (i) determined that the Merger (as defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger and the issuance by Parent of shares of Parent Common Stock and Series E Preferred Stock, if any
(each as defined below), to Times Mirror, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, each of Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Tekno Simon, LLC
(collectively, the "Parent Shareholders") has entered into a Voting Agreement with Times Mirror, pursuant to which each Parent Shareholder has agreed to approve the issuance by Parent of shares of Parent Common Stock and Series E
Preferred Stock, if any, to Times Mirror pursuant to the Merger as contemplated by this Agreement, if approval of Parent's shareholders of such issuance is required by NASDAQ rules or regulations;

        WHEREAS for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

        WHEREAS, HOL, Parent and Sub desire that the Merger and the other transactions contemplated herein be consummated upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Times Mirror, HOL, Parent and Sub hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        SECTION 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL") and the Delaware
General Corporation Law (the "DGCL"), Sub shall be merged with and into HOL (the
"Merger"). Following the Merger, HOL


shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Sub shall cease.

        SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, (a) an agreement of merger and accompanying officers' certificates (together, the "CA Agreement of Merger") shall be duly executed and acknowledged by Parent, Sub and HOL and thereafter delivered to the Secretary of State of the State of California for filing pursuant to the CGCL on the Closing Date (as defined in Section 1.3), and (b) a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by HOL and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date. The Merger shall become effective at such time as a properly executed copy of the CA Agreement of Merger is duly filed with the Secretary of State of the State of California in accordance with the CGCL, or such later time as HOL and Sub may agree upon and set forth in the CA Agreement of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

        SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the first business day following the satisfaction or waiver of the conditions set forth in Section 2.1 below, at such place as the parties shall mutually agree in writing, unless another time or date is agreed to in writing by the parties hereto.

        SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the CGCL and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the Surviving Corporation shall succeed to all the rights and property of Sub and HOL and shall be subject to all the debts and liabilities of Sub and HOL.

        SECTION 1.5. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of HOL in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with applicable law.

        SECTION 1.6. Directors. The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

        SECTION 1.7. Officers. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

SECTION 1.8. Aggregate Consideration.

        (a) Merger Consideration.

                (i) Conversion of Shares. At the Effective Time, all of the shares of common stock, no par value, of HOL (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in HOL's treasury, which shall be canceled as provided in Section 1.8(c)) shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock") equal to the quotient of (A) the aggregate amount of thirty-one million dollars ($31,000,000) divided by
        (B) the Parent Common Stock Price (as defined below) (the "Common Stock Merger Consideration");

                             (1) provided, however, that in the event that, pursuant to such calculation, the Shares would be converted into and would become a number of shares of Parent Common Stock that would be, for equity accounting purposes, in excess of 19.9% of the fully diluted voting stock of Parent (which outstanding voting capital stock shall include, for purposes of this calculation, such shares of Parent Common Stock that would comprise the Common Stock Merger Consideration), then the number of shares of Parent Common Stock that would comprise the Common Stock Merger Consideration shall be reduced by such excess number of shares (such excess number of shares, the "Excess Share Amount") of Parent Common Stock (such remaining share amount, the "Reduced Common Stock Merger Consideration"). In such event, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of Parent Common Stock equal to the sum of the Reduced Common Stock Merger Consideration plus a number of fully paid and nonassessable shares of Series E Preferred Stock (as defined below) having an aggregate initial liquidation preference equal to the product of (x) the Excess Share Amount multiplied by (y) the Parent Common Stock Price (such number of shares of Series E Preferred Stock, the "Preferred Stock Merger Consideration");

                             (2) provided, further, however, that in no event shall the Shares be converted into a number of shares of Series E Preferred Stock that would have an aggregate initial liquidation preference in excess of six million dollars ($6,000,000);

                             (3) provided, still further, however, that in the event the number of shares of Series E Preferred Stock that would comprise the Preferred Stock Merger Consideration would have an aggregate initial liquidation preference of one million dollars ($1,000,000) or less (such dollar amount, the "Cash Merger Consideration"), then, at the option of Parent, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become the sum of a number of fully paid and nonassessable shares of Parent

        Common Stock equal to the Reduced Common Stock Merger Consideration plus the Cash Merger Consideration (such numbers of shares of Parent Common Stock, Series E Preferred Stock (if any) and Cash Merger Consideration (if any) that the Shares are converted into and become, pursuant to this
        Section 1.8(a)(i), the "Merger Consideration.")

                       (4) provided, still further, however, that in the event that, pursuant to the calculation of the Common Stock Merger Consideration pursuant to this Section 1.8(a)(i), the Shares would be converted into and would become a number of shares of Parent Common Stock that would be equal to or in excess of 20% of the issued and outstanding common stock of Parent or the voting power of Parent immediately prior to the Effective Time and the aggregate Parent Common Stock Price of the excess shares would be equal to one million dollars ($1,000,000) or less, then, at the option of Parent, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become the sum of a number of fully paid and nonassessable shares of Parent Common Stock equal to 19.9% of the issued and outstanding common stock of Parent or the voting power of Parent immediately prior to the Effective Time plus an amount in cash equal to the product of (x) the number of excess shares multiplied by (y) the Parent Common Stock Price.

                       (5) For purposes of this Agreement, "Series E
        Preferred Stock" means that series of preferred stock with such terms as are set forth on Exhibit F hereto and such other terms as are mutually acceptable to the parties hereto. Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class of capital stock or other securities or property of Parent or any other person by reason of any stock dividend, other distribution, subdivision, reclassification, recapitalization, split, combination or exchange of shares of Parent Common Stock (whether by merger or consolidation, sale of all or substantially all of Parent's assets, spin-off or another business combination), then the Merger Consideration contemplated by this Agreement shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (ii) Parent Common Stock Price. The "Parent Common Stock Price" shall be equal to, with respect to one share of Parent Common Stock, the average of the per share closing bid prices (the "Average Share Price") of Parent Common Stock on the NASDAQ SmallCap Market for the fifteen (15) trading days ending on the third trading day immediately preceding, and the fifteen (15) trading days beginning on the third trading day immediately following, the date (the "Announcement Date") on which Parent and Times Mirror publicly announce the proposed Merger; provided, however, that, in no event may the Average Share Price exceed $17.5289 or be less than $8.4499.

               (b) Conversion of Stock of Sub. At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Sub shall be converted into one share of common stock, no par value, of the Surviving Corporation.

               (c) Cancellation of Treasury Shares. At the Effective Time, each Share held in the treasury of HOL shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock or other consideration shall be delivered with respect thereto.

               SECTION 1.9.  Exchange of Certificates.

              (a) Delivery of Certificates Representing Merger Consideration. At the Effective Time, Parent shall deliver to Times Mirror in exchange for certificates representing the outstanding Shares (i) certificates representing the number of shares of Parent Common Stock to be delivered pursuant to Section 1.8(a) and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock as contemplated by Section 1.9(c).

               (b) Delivery of Certificates Representing Shares. At the Effective Time, Times Mirror shall deliver to Parent for cancellation in accordance with this Article 1 certificates representing the outstanding Shares.

               (c) Fractional Shares. No fractions of a share of Parent Common Stock shall be issued in the Merger. In lieu thereof, in the event that Times Mirror would otherwise be entitled to a fraction of a share of Parent Common Stock, Times Mirror shall, upon surrender of its certificate or certificates representing outstanding Shares, be entitled to receive an amount of cash (without interest) determined by multiplying the Average Share Price by the fractional share interest to which Times Mirror would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

               (d) Effect of Exchange. All shares of Parent Common Stock delivered upon the surrender of certificates representing Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c)) shall be deemed, to the fullest extent permitted by Applicable Law, to have been delivered in full satisfaction of all rights pertaining to such Shares, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time.

                                    ARTICLE 2

                      CONDITIONS TO CONSUMMATION OF MERGER

        SECTION 2.1. Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction (or waiver by each party) as of the Effective Time of the following conditions:

               (a) HSR Act; Other Governmental Approvals. Any waiting period applicable to the consummation of the Merger contemplated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") shall have expired or have been terminated, and any other notices, registrations, consents, approvals or authorizations to or of any federal, state or foreign governmental authority with respect to the Merger shall have been either filed, in the case of notices or registrations, or received, in the case of consents, approvals and authorizations.

               (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

               (c) Shareholder Approval. The issuance by Parent of the shares of Parent Common Stock and Series E Preferred Stock to Times Mirror pursuant to this Agreement shall have been approved by the requisite vote, if any, of the shareholders of Parent in accordance with any Applicable Laws and/or NASDAQ rules or regulations.

               (d) Proxy Statement. In the event that NASDAQ rules or regulations would require the approval by the shareholders of Parent with respect to the issuance by Parent of shares of Parent Common Stock and Series E Preferred Stock, the definitive Proxy Statement shall have been mailed to shareholders of Parent in compliance with the Exchange Act.

        SECTION 2.2. Conditions to Parent's and Sub's Obligations. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Sub) as of the Effective Time of the following conditions:

               (a) Representations, Warranties and Covenants. Subject to Section 2.3, the representations and warranties of each of HOL and Times Mirror made in this Agreement, the Ancillary Agreements and any certificate or document required to be delivered by Times Mirror or HOL pursuant to the terms of this Agreement and not qualified as to materiality or HOL Material Adverse Effect shall be true and correct in all material respects and those representations and warranties of each of HOL and Times Mirror so qualified shall be true and correct in all respects, in each case as of the date of this Agreement, and each of HOL and Times Mirror shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement, the

Ancillary Agreements and any certificate or document required to be delivered by Times Mirror or HOL pursuant to the terms of this Agreement to be performed or complied with by HOL and Times Mirror by the Effective Time.

               (b) Certificates of Good Standing. Parent and Sub shall have received (i) from HOL and Times Mirror, certificates as to HOL and Times Mirror, respectively, issued by the appropriate governmental authority of the state of incorporation of each of HOL and Times Mirror, and (ii) from HOL, certificates as to HOL issued by the appropriate governmental authority of each of the states set forth on Schedule 3.1, evidencing its good standing in such jurisdiction or state as of a date not more than ten days prior to the Effective Time (such good standing to be reaffirmed by bring-down telegram or other official means on the Closing Date).

               (c) Resolutions. Parent and Sub shall have received (i) from HOL certified copies of resolutions duly adopted by the Board of Directors of HOL authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (ii) from Times Mirror certified copies of its general standing resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and
(iii) from Times Mirror certified copies of resolutions acting in its capacity as the sole shareholder of HOL approving this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect as of the Effective Time.

               (d) Third-Party Consents. HOL and Times Mirror shall have obtained in writing any material third-party consents required under any of the Contracts that are indicated with an asterisk on Schedule 3.4.

               (e) NATO Agreement. The NATO Agreement shall be in full force and effect in accordance with its terms as of the date hereof, HOL shall not be in default thereunder, there shall not be any event or circumstance that would have, or could be reasonably expected to have, a material adverse effect on HOL's rights and obligations thereunder or give rise to any right of termination, cancellation or non-renewal of any other party thereto and there shall not otherwise have been any material adverse change to HOL's rights and obligations thereunder.

               (f) Domain Names. The domain name "hollywood.com" as registered with InterNIC/Network Solutions, Inc. shall be valid and in full force and effect and no event or circumstance shall have occurred in respect of such domain name which would have, or could reasonably be expected to have, a material adverse effect on HOL's use and enjoyment thereof.

               (g) Ancillary Agreements. Each of the Shareholder Agreement and the Non-Competition Agreement shall have been executed and delivered by the parties thereto, substantially in the forms of Exhibit A and Exhibit C, respectively.

               (h) Tax Certificate. Each of Times Mirror and HOL shall have delivered a certificate in the form attached hereto as Exhibit E (i) at the time of the filing of the definitive form of Proxy Statement and (ii) at the Closing.

        SECTION 2.3. Limited Exception to Section 2.2(a) Condition to Parent's and Sub's Obligations to Close. The language of Section 2.2(a) notwithstanding, the condition to the obligations of Parent and Sub to consummate the Merger contained in Section 2.2(a) shall be deemed to be satisfied notwithstanding any inaccuracy or breach in the representations, warranties or covenants that otherwise are required to be true and correct as provided in such Section 2.2(a) if, 5 business days prior to the Effective Time, Times Mirror delivers to Parent and Sub a certificate (which certificate shall be reaffirmed by a like certificate delivered at the Effective Time) dated as of the Effective Time signed by the chief financial officer of Times Mirror that sets forth (i) the reasonable details of any such inaccuracy or breach; (ii) a firm undertaking by Times Mirror to indemnify Parent and Sub for any and all damage, loss (including any diminution in the value of HOL as of the date of this Agreement), liability, claim, penalty, judgment, assessment, cost and expense of any kind (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, "Losses") that may arise from any such inaccuracy or breach; and (iii) the amount of the Losses resulting from any such inaccuracy or breach and the basis for the determination thereof, accompanied by a cash payment (which shall be by wire transfer of immediately available funds) in the amount of such Losses; provided, however, that (a) such condition shall not be deemed to be satisfied by the delivery of such certificate if the aggregate amount of such Losses is reasonably expected to be $3,100,000 or more; (b) Times Mirror shall not have any liability for the amount of such Losses unless the aggregate amount thereof exceeds, on a cumulative basis, an amount equal to $1,000,000, in which case Times Mirror shall be responsible only for the amount of such Losses in excess of $1,000,000; and (c) this Section 2.3 shall not apply to (x) any Losses with respect to the matters for which Parent is entitled to indemnification under Sections 11.1 and 11.6, (y) any breach by Times Mirror or HOL of the covenants set forth in Sections 6.1, 6.3, 6.5, 6.6, 8.5(c), 8.6 and
11.6 and (z) any inaccuracy or breach of any representation and warranty or covenant covered by this Section 2.3 that arises from fraud or willful misconduct on the part of either Times Mirror, HOL or any of their respective officers, directors, employees or agents. In the absence of such fraud or willful misconduct, the remedy contained in this Section 2.3 shall constitute the sole and exclusive remedy after the Closing of Parent and Sub with respect to any inaccuracy in or breach of any representation and warranty or covenant of Times Mirror or HOL specified in any certificate delivered by Times Mirror pursuant to this Section 2.3 (unless excluded from the coverage of this Section 2.3). In addition, if the amount of any of the Losses specified in such certificate is reasonably expected to be $3,100,000 or more, Parent may, in its sole discretion, elect to deem such condition to be satisfied by the delivery of such certificate and the accompanying payment referred to in the first sentence of this Section 2.3.

        Notwithstanding the foregoing, Parent shall have the right to object in writing to Times Mirror's statement of the amount of any Losses set forth in any certificate delivered pursuant to this Section 2.3 within five business days of the Effective Time. If any such objection is not resolved by Times Mirror and Parent within five days of the date of such written objection, such dispute shall be resolved by submitting it to arbitration in accordance with Section 12.11(b).

        SECTION 2.4. Conditions to Times Mirror's and HOL's Obligations. The obligations of Times Mirror and HOL to consummate the Merger are subject to the satisfaction (or waiver by each of Times Mirror and HOL) as of the Effective Time of the following conditions:

               (a) Representations, Warranties and Covenants; Officers' Certificates. The representations and warranties of each of Parent and Sub made in this Agreement and not qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all material respects, and those representations and warranties of each of HOL and Times Mirror so qualified shall be true and correct in all respects, in each case as of the date of this Agreement, and each of Parent and Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent or Sub by the Effective Time.

               (b) Certificates of Good Standing. HOL and Times Mirror shall have received certificates as to Parent and Sub, respectively, issued by the appropriate governmental authority of the jurisdiction of incorporation of each of Parent and Sub evidencing its good standing in such jurisdiction as of a date not more than ten days prior to the Effective Time (such good standing to be reaffirmed by bring-down telegram or other official means on the Closing Date).

               (c) Resolutions. HOL and Times Mirror shall have received from
(i) Parent certified copies of resolutions duly adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) Sub certified copies of resolutions duly adopted by the Board of Directors of Sub authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (iii) Parent certified copies of resolutions acting in its capacity as the sole shareholder of Sub approving this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect as of the Effective Time.

               (d) Third-Party Consents. Parent shall have obtained in writing any material third-party consents required under any of the contracts to which Parent is a party that are indicated with an asterisk on Schedule 2.4(d).

               (e) Recommendation of Board of Directors of Parent. If such shareholder approval is required by NASDAQ rules and regulations, Parent, through its Board of Directors, shall have recommended to its shareholders (via the Proxy Statement) that such shareholders approve the issuance of shares of Parent Common Stock to Times Mirror pursuant to this Agreement.

               (f) Ancillary Agreements. Each of the Shareholders Agreement and the Registration Rights Agreement shall have been executed and delivered by the parties thereto, substantially in the forms of Exhibit A and Exhibit B, respectively (such agreements, together with the Non-Competition Agreement and the Voting Agreement in the form of Exhibit D, the "Ancillary Agreements").

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF HOL

        HOL hereby represents and warrants to each of Parent and Sub as follows:

        SECTION 3.1. Organization and Good Standing of HOL. HOL is a corporation duly organized and validly existing under the laws of the State of California. HOL has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, assets, properties, liabilities, financial or other condition or results of operations of HOL (such effects, taken individually or in the aggregate, an "HOL Material Adverse Effect"). HOL is duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 3.1, which jurisdictions constitute each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have an HOL Material Adverse Effect.

        SECTION 3.2. Authority. HOL has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of HOL by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of HOL of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by HOL of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of HOL, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

        SECTION 3.3. No Breach. The execution and delivery by HOL of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which HOL is a party contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or bylaws of HOL or (b) except as set forth on Schedule 3.3 hereto, constitute a material breach or default under, or give rise to any, third-party right of termination, cancellation, modification or acceleration under, or result in the creation of any material lien under, any contract that HOL is a party to or any contract or arrangement by which HOL or its assets are bound, or (ii) violate or conflict with any Applicable Law, assuming that the consents contemplated by Section 3.4 are obtained and in effect.

        SECTION 3.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits, notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the HSR Act and Applicable Law, neither the execution and delivery by HOL of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the transactions to which HOL is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any federal, state or foreign governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification,
(A) would not materially impair HOL from performing its obligations under this Agreement and (B) would not have an HOL Material Adverse Effect.

        SECTION 3.5. Capital Stock of HOL. The authorized capital stock of HOL consists of one thousand (1,000) shares of common stock, no par value, of which one hundred thirty-three and three hundred thirty-four one thousandth (133.334) shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the Shares, there are no shares of capital stock or other equity securities of HOL outstanding. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. Except as may exist under the agreements listed on Schedule 3.12(a), there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which HOL is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of HOL, and no equity securities of HOL are reserved for issuance for any purpose. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, registration, dividend rights or disposition of the Shares or any other securities exchangeable or exercisable for or convertible into Shares or any other capital stock of HOL.

        SECTION 3.6. Equity Interests. Except as set forth on Schedule 3.6, HOL does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

        SECTION 3.7.  Intentionally Omitted.

        SECTION 3.8. No Indebtedness. As of the date hereof and as of the Effective Time, HOL shall not have any indebtedness of any kind, other than liabilities (but not indebtedness for borrowed money) under the NATO Agreement, the Water Garden office lease, the Contracts as set forth in Schedules 3.12(a) through 3.12(k) and in connection with any accrued vacation benefits or sick pay with respect to any employee of HOL.

        SECTION 3.9. Assets Other Than Real Property. HOL has good title to all of its assets and properties, tangible or intangible, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever, except (a) such as are disclosed on Schedule 3.9 and (b) Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under the original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations not yet due and payable or which thereafter may be paid without penalty and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof and operation of the specific assets to which they relate.

        This Section 3.9 does not relate to real property or interests in real property, which are the subject of Section 3.10, or to intellectual property, which is the subject of Section 3.11.

        SECTION 3.10.  Real Property.

               (a) Owned Property. HOL does not own any real property.

               (b) Leased Property. Schedule 3.10(b) sets forth a true and complete list of all real property and interests in real property leased by HOL ("Leased Properties") and identifies any leases relating to the Leased Properties, each as amended to date (true and complete copies of which leases, as so amended, have heretofore been made available to Parent). HOL has not received any written notices of any violations of Applicable Laws relating to the Leased Properties. No work has been performed or is in progress at, and no materials have been furnished with respect to, the Leased Properties or any portion thereof which might give rise to mechanics', materialmens' or other similar liens.

               (c) Title to Real Property. HOL has good and marketable title to the leasehold estates in all Leased Properties, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (i) Permitted Liens, (ii) easements, covenants, rights-of-way and other similar restrictions of record and
(iii) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which HOL has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (A), (B) and (C) above materially impairs the continued use in the business of HOL and the operation of the property to which they relate.

        SECTION 3.11.  Intellectual Property.

                      (a) Proprietary Rights. Schedule 3.11(a) sets forth a true and complete list of trademarks, trade names and service marks and applications therefor and all patents (if any), copyrights and applications therefor that are registered or filed in the name of HOL or are otherwise material to HOL's business as presently conducted and all other licenses or other like rights relating to intellectual property of any kind that are material to the operation of HOL's business (the "Intellectual Property"). Except as set forth on

        Schedule 3.11(a), as to Intellectual Property owned by HOL, HOL has valid title and ownership, free and clear of any liens or claims of third parties and, as to Intellectual Property licensed for use in HOL's business, HOL has the valid right to use such Intellectual Property in accordance with the terms of any such licenses.

               (b) Licenses.

                      (i) Except for the licenses as disclosed in Schedule 3.11(b), or pursuant to a Contract identified on Schedule 3.12(k), if any, HOL has not licensed to any third party the right to use or exploit any of the Intellectual Property or any portion thereof in any jurisdiction in a manner that is material, individually or in the aggregate.

                      (ii) Any video, audio, text, still photograph, logo or title or any other material or other Intellectual Property (other than music, recording, mechanical or performance rights) owned by any third party and used in the operation of the business of HOL prior to the Effective Time was obtained by HOL under either a written or an oral license to HOL from the owner or agent of any such material, which licenses are, to HOL's Knowledge in the case of oral licenses only, binding and enforceable and, the use of all such licenses prior to the Effective Time by HOL has not violated the express or implied terms of any such written or oral license in any material respect. Notwithstanding anything to the contrary contained in this Section 3.11, HOL makes no warranty that it has any title to or ownership rights in any studio-provided materials and the right to use such materials after the conclusion of a film's theatrical release.

               (c) Trade Secrets. HOL has at all times exercised reasonable precautions to maintain the confidentiality of its information that derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use.

               (d) Photographs. HOL employs a staff photographer who takes pictures for use on HOL's website, and HOL has full title and ownership of all such photographs.

               (e) Domain Names. HOL has registered each of the domain names set forth on Schedule 3.11(d) with InterNIC/Network Solutions, Inc. and each of such registrations is valid and in full force and effect.

               (f) Claims.

                      (i) Except as set forth on Schedule 3.11(f), no claims are pending or, to the Knowledge of HOL, threatened against HOL by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any Intellectual Property, except for any such claim that would not have an HOL Material Adverse Effect. Except as set forth on Section 3.11(f), no claims are pending or, to the Knowledge of HOL, threatened against HOL by any person in which such person alleges that any activities or conduct of business of HOL infringes upon the intellectual property rights, moral rights or rights of publicity of any third party.

                      (ii) Except as set forth on Schedule 3.11(f), no past or present officer, employee or consultant of HOL has a basis for claiming an ownership interest (a material ownership interest as to any consultant only) in any of the processes, software or products used in the operation of the business of HOL as a result of having been involved in the development of such process, software or product while employed by or consulting to HOL.

        SECTION 3.12. Contracts. Schedules 3.12(a) through 3.12(k) set forth a true and complete list of all material contracts to which HOL is a party (together with the leases related to the Leased Properties, "Contracts"), including but not limited to the following (true and complete copies of which, each as currently in effect, have been heretofore made available to Parent):

               (a) Employment, Independent Contractor and Consulting Agreements.
(i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any "phantom" stock rights or severance compensation or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of HOL and (ii) any independent contractor or consulting agreement that has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

               (b) Non-Competition Agreements. Except as set forth on Schedule 3.12(b), any covenant or agreement that restricts the ability of HOL to compete in any line of business in any place in the world;

               (c) Leases of Real Property. Any lease under which HOL is a lessor or sublessor of, or makes available for use by any third party, any Real Property;

               (d) Personal Property Leases. Any lease under which (i) HOL is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) HOL is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by HOL, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

               (e) Supply and Service Agreements. Any continuing agreement or contract for the future purchase by HOL of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or any advertising agreement or arrangement, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

               (f) Indebtedness. Any agreement or contract under which HOL has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

               (g) Guarantees. Any agreement or contract under which Times Mirror or any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of HOL and any guarantees by HOL or similar contracts obligating HOL for the indebtedness of any person;

               (h) Partnerships and Joint Ventures. The First Amended and Restated Master NATO Agreement dated as of April 15, 1996, by and between HOL, Times Mirror and the National Association of Theatre Owners, Inc., a New York not-for-profit corporation, and any Exhibitor Services Agreement entered into in connection therewith (together, the "NATO Agreement"), and any other partnership agreement or other joint venture agreement to which HOL is a party;

               (i) Online Service Agreements. Any agreement or contract under which any third party has agreed to provide HOL with online services;

               (j) Electronic Ticketing and Merchandising Agreements. Any agreement or contract under which HOL provides online ticketing and merchandising services; and

               (k) Other Agreements. Any other agreement, contract, lease, license (including Intellectual Property licenses), commitment or instrument to which HOL is a party or by or to which the assets or business of HOL is bound or subject, which in any case has an aggregate liability after the Effective Time in excess of $25,000, and is not terminable by notice of less than 60 calendar days (other than purchase contracts and orders for inventory in the ordinary course of business, consistent with past practice).

Except as disclosed on Schedules 3.12(a) through 3.12(k) or the other schedules hereto, each of Times Mirror and HOL has performed in all material respects all obligations required to be performed by it to date under the Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the Knowledge of HOL, no other party to any of the Contracts is in breach or default in any material respect thereunder.

        SECTION 3.13. Litigation; Decrees. Schedule 3.13 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of HOL, threatened lawsuits or claims by or against HOL or otherwise involving HOL or its properties, assets, operations or business. Except as disclosed on Schedule 3.13, HOL is not in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to HOL or its properties, assets, operations or business.

        SECTION 3.14.  Employee Benefits and Related Matters.

               (a) Plans. Schedule 3.14(a) sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, vacation pay, salary continuation, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of HOL that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained or contributed to by Times Mirror or HOL in which any HOL personnel have participated or under which any HOL personnel have accrued and remain entitled to any benefits (the "Plans"). Each Plan covering only HOL personnel and which is sponsored by HOL (an "HOL Plan") is identified as such on Schedule 3.14(a). Each Plan not so identified shall, for purposes of this Agreement, be referred to as a "Times Mirror Plan." None of the HOL Plans are subject to Title IV of ERISA. HOL has made available to Parent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Plan. Neither HOL nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including HOL under Sections 414(b), (c), (m) and (o) of the Code or Section 4001(a)(14) of ERISA (as defined in Section 3.14(b)) (an "ERISA Affiliate") would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate. Except as disclosed on Schedule 3.14(a), no HOL employee is entitled to any benefit under any Plan by reason of the transactions contemplated hereby, and no Plan includes any common stock or other security issued by Times Mirror or any ERISA Affiliate among its assets.

               (b) Compliance with ERISA and the Code. None of Times Mirror, HOL or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which HOL would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 3.14(b), each of the Plans has been operated and administered in all material respects in accordance with Applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Each Plan intended to be a qualified plan under Code
Section 401 has received a favorable determination letter to that effect (a copy of which has been made available to Parent) and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the Knowledge of Times Mirror or HOL, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

               (c) Multiemployer Plan Liabilities. None of Times Mirror, HOL or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of HOL, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA. None of Parent, Sub or HOL will have any liability with respect to any multiemployer plan as a result of the Merger or the transactions contemplated by this Agreement.

               (d) Accumulated Funding Deficiencies; Liens. None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. None of Parent, Sub or HOL is liable or reasonably expected to be liable for any contributions to any employee benefit plan subject to Title IV of ERISA sponsored by any ERISA Affiliate.

               (e) Employee Welfare Benefit Plans. With respect to any Plan that is an employee welfare benefit plan, except as disclosed on Schedule 3.14(e),
(i) no such Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

        SECTION 3.15. Absence of Changes or Events. Since December 31, 1998, there has not been any event or circumstance which has caused or is reasonably likely to cause an HOL Material Adverse Effect, other than changes relating to the economy in general or the internet content provider industry in general and not specifically relating to HOL. Except as disclosed on Schedule 3.15 or as contemplated by this Agreement, since September 30, 1998, the business of HOL has been conducted only in the ordinary course and has not taken any of the actions prohibited or restricted under Section 6.3.

        SECTION 3.16. Compliance with Applicable Laws. Except as previously disclosed by HOL to Parent in writing, to the Knowledge of HOL:

               (a) General. HOL is in compliance with, and has not received written notice of any alleged non-compliance with, all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign ("Applicable Laws"), except for any such incidents of noncompliance that would not have an HOL Material Adverse Effect. This Section 3.16 does not relate to matters with respect to Taxes or environmental matters.

        SECTION 3.17. Environmental Matters. Except as previously disclosed by HOL to Parent in writing:

               (a) Compliance. To the Knowledge of HOL, HOL is in compliance with all applicable Environmental Laws, except for any such incidents of noncompliance that would not have an HOL Material Adverse Effect.

               (b) Hazardous Materials. There has been no release of any Hazardous Material to soil or water originating at, on, or from any of the Real Properties during the period that HOL or any of its divisions has leased such Real Property, except for any such releases that would not have an HOL Material Adverse Effect.

               (c) Notices of Certain Environmental Matters. HOL has not received written notice of (i) any alleged violation of Environmental Law or
(ii) liability for any release of any Hazardous Material or violation of any Environmental Laws in connection with the present or past business or properties of HOL, and there exists no pending or, to the Knowledge of HOL, threatened writ, injunction, decree, order or judgment outstanding, nor any pending or, to the Knowledge of HOL, threatened lawsuit, proceeding, citation, claims, summons or government agency investigation relating thereto, except for any such matters that would not have an HOL Material Adverse Effect.

               (d) Definitions. For purposes of Sections 3.16(b) and 3.16(c):

                      (i) "Hazardous Material" means any material, chemical, substance or waste the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is characterized, classified or otherwise defined as a hazardous toxic, pollutant or contaminant or words of similar meaning and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof, including but not limited to, petroleum, asbestos, polychlorinated biphenyls and radioactive materials.

                      (ii) "Environmental Law" means any applicable law (including common law), statute, regulation, rule, ordinance, code, license, order or other legal requirement, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act or analogous state laws.

        SECTION 3.18.  Taxes  Except as set forth on Schedule 3.18:

               (a) Definitions: For purposes of this Agreement:

                      (i) "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code, or any combined, unitary or similar group under a similar provision of state, local or foreign law.

                      (ii) "Taxes" (each individually, a "Tax") means all federal, state, local or foreign taxes, assessments, duties, levies or similar charges of any kind including, without limitation, net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, whether disputed or not, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any liability in respect of Tax as a result of being a member of any Affiliated Group, including any consolidated, combined, unitary or similar group.

                      (iii) "Tax Return" means any return (including any consolidated, combined or unitary return in which HOL is, or was, included or includable), declaration, claim for refund, report, statement or information statement required to be filed with respect to Taxes or any amendment thereto, and including any schedule or attachment thereto.

               (b) All Tax Returns that are required to be filed by, or on behalf of, HOL have been duly filed on a timely basis under the statutes, rules and regulations of each jurisdiction in which such Tax Returns are required to be filed. All such Tax Returns are true, complete and accurate in all material respects. All Taxes due with respect to such Tax Returns have been timely paid.

               (c) HOL has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes and other amounts required to be so withheld and paid for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party or other personnel supplied by any third party.

               (d) No claim for assessment or collection of Taxes has been asserted against or with respect to HOL.

               (e) There is no pending claim by a taxing authority in a jurisdiction with respect to which a Tax Return is not currently filed by or on behalf of HOL that HOL is or may be subject to taxation by that jurisdiction, nor is HOL or Times Mirror aware that any such assertion of jurisdiction is threatened.

               (f) None of the assets of HOL is (a) "tax-exempt use" property within the meaning of Section 168(h) of the Code, (b) required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (c) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, or (d) "limited use property" (as that term is used in Rev. Proc. 76-30).

               (g) Neither HOL nor Times Mirror with respect to HOL has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the HOL, (B) is required to make any adjustments pursuant to Section 481(a) of the Code or any other similar provision of state, local or foreign law by reason of a change in accounting method initiated by HOL or has any Knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of HOL, other than as described on Schedule 3.18(g)(B), (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to HOL, (D) executed a power of attorney with respect to any Tax matter which is currently in force, other than with respect to federal income Tax matters or (E) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, or (F) executed or filed with the IRS or any other taxing authority any agreement, waiver, or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations).

               (h) HOL is not a party to any tax sharing, tax indemnification or similar agreement or arrangement (whether or not written) with respect to Taxes pursuant to which it will or may have any obligation to make any payments after the Closing Date.

               (i) For federal income tax purposes, HOL is a member of the Affiliated Group of which Times Mirror is the common parent, and joins in the filing of a consolidated federal income tax with Times Mirror. HOL is not now and has never been a member of any Affiliated Group (other than the Affiliated Group of which Times Mirror is the common parent).

               (j) HOL is not party to any joint venture, partnership or other arrangement or contract that constitutes a partnership for federal income tax purposes.

               (k) HOL has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (l) No gain or loss will be recognized by HOL, for federal income tax purposes, upon the Merger by reason of the consolidated return Treasury Regulations promulgated under Section 1502 of the Code.

               (m) Schedule 3.17 lists all the material Tax elections made by or with respect to HOL or as to which HOL would be bound with respect to taxable periods ending after the Closing Date.

               (n) HOL has received no prepaid subscription income which would or may be includable in the gross income of HOL after the Closing Date under
Section 455 of the Code.

               (o) Except for the payment of the Performance Cycle Amount, there is no contract, agreement, plan or arrangement covering any Person that could give rise to the payment of any amount that would not be deductible by HOL by reason of Section 280G of the Code.

               (p) Each of HOL and Times has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

               (q) At the Effective Time, HOL will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, held immediately prior to the Effective Time. For purposes of this representation, any amounts paid by HOL to Times Mirror in connection with or pursuant to the Merger, any amounts used by HOL to pay its transaction expenses and those of Times Mirror, and all redemptions and distributions (except for regular, normal dividends) made by HOL are treated as assets of HOL immediately prior to the Effective Time.

        SECTION 3.19. Labor Matters. There is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of HOL, threatened against or affecting HOL and there is no pending or, to the Knowledge of HOL, threatened grievance asserting that HOL has committed an unfair labor practice. HOL is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, no such contract or agreement is being negotiated, and there is not and has not been, in the last five years, any application for certification or recognition by any union or organization for any of HOL's employees. There are no complaints, charges or claims against HOL or to HOL's Knowledge threatened against HOL, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of HOL, of any individual. To HOL's Knowledge, HOL is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance.

        SECTION 3.20. Information Supplied. None of the information supplied or to be supplied by HOL for inclusion in or incorporation by reference to the proxy statement, if any, relating to the meeting of Parent's shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the shareholders of Parent and at the time of the meeting of the shareholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        SECTION 3.21. Insurance. Set forth on Schedule 6.4 is a true and complete list of all material fire and casualty, general liability, business interruption and product liability insurance policies maintained with respect to HOL's business as of the date of this Agreement. All such policies are with reputable insurance carriers, provide (together with any self-insurance) adequate coverage for all normal risks in accordance with customary practices for comparable businesses, are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms. The activities and operations of HOL have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

        SECTION 3.22. Year 2000. To the Knowledge of HOL, each computer program programmed and used by HOL in its business is Year 2000 compliant or will be Year 2000 compliant in sufficient time to avoid any material disruption to HOL's business. "Year 2000 Compliant" means that such program is capable of managing and manipulating data involving dates after the year 1999 without any functional or data abnormality and without inaccurate result related to such dates, to the extent that other computer programs, used in combination with the computer programs programmed and used by HOL, properly exchanges data involving dates with it.

        SECTION 3.23. Investor Representations. The shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger will be acquired for Times Mirror's own account and not with a view to or in connection with the sale or distribution of any part thereof.

        SECTION 3.24. Exemption from Registration; Restricted Securities. Times Mirror understands that the shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger will not be registered under the Securities Act on the ground that such sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Parent on such exemption is predicated in part on Times Mirror's representations set forth in this Agreement and the certificates representing the same will bear an appropriate legend reflecting such exempt issuance without registration. Times Mirror understands that the shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger are restricted securities within the meaning of Rule 144 under the Act.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR

        Times Mirror hereby represents and warrants to Parent and Sub as follows:

        SECTION 4.1. Organization and Good Standing of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not materially impair Times Mirror from performing its obligations under this Agreement.

        SECTION 4.2. Authority. Times Mirror has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions to which Times Mirror is a party contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of Times Mirror by

Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of Times Mirror of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by Times Mirror of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

        SECTION 4.3. No Breach. The execution and delivery by Times Mirror of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will not, (a) violate or conflict with the Certificate of Incorporation or bylaws of Times Mirror or (b) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Times Mirror is a party or by which it is bound, or violate or conflict with any Applicable Law.

        SECTION 4.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the HSR Act and Applicable Law, neither the execution and delivery by Times Mirror of this Agreement nor any Ancillary Agreement to which it is a party nor the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any federal, state or foreign governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification, (i) would not prevent HOL from performing its obligations under this Agreement and (ii) would not have an HOL Material Adverse Effect.

        SECTION 4.5. Title to and Transfer of the Shares. Times Mirror is the record and sole beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and other rights and restrictions of any kind and, at the Effective Time, Parent will have good and marketable title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and other rights and restrictions of any kind.

        SECTION 4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Times Mirror or HOL.

                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub hereby represent and warrant to each of Times Mirror and HOL as follows:

        SECTION 5.1. Organization and Good Standing. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Parent has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, assets, properties, liabilities, financial or other condition or results of operations of Parent or on the ability of Parent to perform its obligations under this Agreement (such effects, taken individually or in the aggregate, a "Parent Material Adverse Effect").

        SECTION 5.2. Authority. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions to which each of Parent and Sub is a party contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of each of Parent and Sub by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of each of Parent and Sub of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by each of Parent and Sub of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

        SECTION 5.3. No Breach. The execution and delivery by each of Parent and Sub of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which each of Parent and Sub is a party contemplated hereby and thereby will not, (a) violate or conflict with the organizational documents of Parent or Sub or (b) constitute a material breach or default or give rise to any lien or other encumbrance, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Parent is a party or by which it is bound, or violate or conflict with any Applicable Law (assuming that the consents contemplated by Section 5.4 are obtained and in effect).

        SECTION 5.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits, notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and Applicable Law, neither the execution and delivery by Parent or Sub of this Agreement or any Ancillary
Agreement to which it is a party nor the consummation of the transactions to which either Parent or Sub is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification (A) would not materially impair Parent or Sub from performing is respective obligations under this Agreement and (B) would not have a Parent Material Adverse Effect.

        SECTION 5.5. Capital Stock of Parent.

               (a) The authorized capital stock of Parent consists of (i) 25,000,000 shares of Parent Common Stock, of which, as of the date hereof, 8,161,954 shares of Parent Common Stock were issued and outstanding (each together with a Parent Common Stock purchase right (the "Parent Rights") issued pursuant to the Rights Agreement (the "Parent Rights Agreement"), dated as of August 23, 1996 by and between Parent and American Stock Transfer & Trust Company), and 394,466 shares of Parent Common Stock were issued and held as collateral for lease obligations of the Parent; and (ii) one million shares of Preferred Stock ("Parent Preferred Stock"), designated as follows: (A) 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value per share, all of which shares, as of the date hereof, are issued and outstanding, (b) 142,223 shares of Series B Variable Rate Convertible Preferred Stock, $5.21 stated value per share, of which, as of the date hereof, 122,846 shares are issued and outstanding, (C) 100,000 shares of 4% $100 Series C Convertible Preferred Stock, $100 stated value per share, of which, as of the date hereof, 20,000 shares are issued and outstanding, (D) 1,000 shares of 7% Series D Convertible Preferred Stock, $10,000 stated value per share, of which, as of the date hereof, 250 shares are issued and outstanding and (E) 50 shares of 7% Series D-2 Convertible Preferred Stock, $10,000 stated value per share, all of which shares, as of the date hereof, are issued and outstanding. All of the shares of Parent Common Stock are, and, upon the issuance by Parent of any shares of Series E Preferred Stock, the Series E Preferred Stock will be, duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the outstanding shares of the Parent Common Stock and the Parent Preferred Stock, as of the date hereof, there are no shares of capital stock or other equity securities of Parent outstanding. The shares of Parent Common Stock have not been, and the shares of Series E Preferred Stock will not be, issued in violation of, and none of the shares of Parent Common Stock is, or Series E Preferred Stock will be, subject to, any preemptive or subscription rights. As of the date hereof, except as set forth on Schedule 5.5(a) and except for the Parent Rights and the Parent Preferred Stock, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Parent is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Parent, and no equity securities of Parent are reserved for issuance for any purpose. Other than this Agreement and except as set forth on Schedule 5.5(a), the shares of Parent Common Stock are not, and the shares of Series E Preferred Stock will not be, subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, registration, dividend rights or disposition of the shares of Parent Common Stock or any other securities exchangeable or exercisable for or convertible into Parent Common Stock or any other capital stock of Parent.

               (b) The Parent Common Stock constitutes the only class of equity securities or Parent or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        SECTION 5.6.  SEC Reports; Financial Statements.

               (a) Parent has filed all required forms, reports and documents required to be filed by it ("Parent SEC Reports") with the Securities and Exchange Commission ("SEC"), each of which has complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports were prepared in accordance with GAAP and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

               (b) Parent has heretofore made available or promptly will make available to Times Mirror and HOL a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to any Parent SEC Reports.

        SECTION 5.7. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference to the Proxy Statement, if any, will, at the date mailed to the shareholders of Parent and at the time of the meeting of the shareholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        SECTION 5.8. Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock represented at a meeting where a quorum is present is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance by Parent of the shares of Parent Common Stock to Times Mirror pursuant to this Agreement if shareholder approval of such issuance of the shares of Parent Common Stock and

Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement should be required by NASDAQ rules or regulations.

        SECTION 5.9. Litigation; Decrees. Except as publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Parent or any of its subsidiaries or any of the properties, assets, operations or businesses of Parent or any of its subsidiaries, except where such default would not have a Parent Material Adverse Effect.

        SECTION 5.10. Absence of Changes or Events. Except as publicly disclosed by Parent in the Parent SEC Reports, since September 30, 1998, there has not been any event or circumstance which has caused, or is reasonably likely to cause, a Parent Material Adverse Effect, other than changes relating to the economy in general or the entertainment, media or Internet industry in general and not specifically relating to Parent. Except as disclosed on Schedule 5.10 or in the Parent SEC Reports or as contemplated by this Agreement, since September 30, 1998, the business of Parent and its subsidiaries has been conducted only in the ordinary course.

        SECTION 5.11. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

        SECTION 5.12. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

        SECTION 5.13. Taxes.

               (a) Tax Returns and Taxes. Parent or Sub, as applicable, has filed or caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authorities all Tax Returns they are required to have filed and have paid or provided for all Taxes they are required to have paid, except where the failure to have filed such a Tax Return or paid or provided for such Taxes would not have a Parent Material Adverse Effect. There are no material Tax liens or assessments against Parent or any property or assets of Parent, other than liens for Taxes that are not due and payable or which may thereafter be paid without penalty.

               (b) Tax Claims. Except as set forth on Schedule 5.13(b), no material claim for assessment or collection of Taxes is presently being asserted against Parent and Parent is not a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does Parent have Knowledge of any such threatened action, proceeding or investigation.

               (c) Tax Free Reorganization. Parent represents to Times Mirror as follows, and acknowledges that Times Mirror is relying on the truth and accuracy of the representations set forth in this Section 5.13(c) in treating the Merger as a reorganization qualifying under the provisions of Section 368(a) of the Code:

                      (i) Neither Parent nor any "Related Corporation" to Parent has any plan or intention to redeem or otherwise acquire any Parent Common Stock issued in the Merger other than redemptions or acquisitions pursuant to (i) any right Parent or any Affiliate of Parent may have pursuant to this Agreement or any Ancillary Agreements and (ii) open market transactions. For purposes of this paragraph, a "Related Corporation" to Parent is a corporation in which Parent owns, directly or indirectly, stock possessing at least fifty percent of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) of the Code as modified by Section 304(c) of the Code). For purposes of the foregoing, a Related Corporation will be considered as acquiring shares of Parent Common Stock acquired by a partnership in which it is a partner in accordance with its partner's equity interest in the partnership`.

                      (ii) Parent has no plan or intention to liquidate HOL, to cause HOL to merge with or into another corporation, to sell or otherwise dispose of the Shares acquired in the Merger or to cause HOL to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business, transfers to corporations controlled, directly or indirectly, by Parent, or transfers to partnerships in which such corporations (a) own more than a thirty-three and one-third percent interest in the capital and profits or (b) own more than a twenty percent interest in the capital and profits and perform active and substantial management functions.

                      (iii) Following the Merger, Parent will cause HOL to continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulations Section 1.368-1(d).

                      (iv) Parent has no plan or intention to cause HOL to issue additional shares after the Merger, or take any other action, that would result in Parent losing control of HOL.

                                    ARTICLE 6

                        COVENANTS OF HOL AND TIMES MIRROR

        SECTION 6.1.  Delivery of Year-End Audited Financial Statements.

               (a) As soon as practicable and in any event not later than January 31, 1999, HOL shall, and Times Mirror shall cause HOL to, deliver to Parent the audited balance sheets of HOL and the notes thereto at each of December 31, 1996, December 31, 1997 and December 31, 1998, and the audited statements of income, shareholders' equity and cash flows and the notes thereto of HOL for the years then ended (collectively, the "Audited Financial Statements"), which shall be prepared by Ernst & Young LLP in accordance with GAAP, and, in the opinion of the management of HOL, will include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of HOL's financial position and the results of its operations and cash flows as of the date thereof and for the period covered thereby. The financial statements delivered pursuant to this
Section 6.1 shall be accompanied by a certificate of the chief financial officer of HOL confirming that such financial statements have been prepared as described above and containing the additional representations and certifications set forth on Exhibit G.

               (b) HOL shall cause to be made available to Parent and Sub, simultaneously with the delivery of the Audited Financial Statements, the work papers (the "Work Papers") of Ernst & Young LLP or any other accountants with respect to the audits performed of the Audited Financial Statements and any special memoranda or correspondence prepared in connection with the same in order that Parent and Sub may make such reasonable review, examination and investigation of the business of HOL as Parent may reasonably desire; provided, however, all such information or documentation made available pursuant to this sentence shall be subject to the terms of the Confidentiality Agreement.

               (c) Parent shall have fifteen (15) days from the date the Audited Financial Statements are delivered and the Work Papers are made available to Parent to review the Audited Financial Statements. If the Audited Financial Statements are not satisfactory to Parent in its discretion, Parent shall provide written notice to Times Mirror to such effect and shall have the right to terminate this Agreement; provided, however, that if Parent does not, within such fifteen (15) day period, provide such written notice to Times Mirror, the Audited Financial Statements shall be deemed to be acceptable to Parent and Parent shall have no further rights to terminate the Agreement pursuant to this
Section 6.1.

        SECTION 6.2. Access. Prior to the Effective Time, HOL and Times Mirror and their officers, directors, employees, advisors, representatives and authorized agents will provide Parent and Sub and their representatives, employees, counsel and accountants, during scheduled appointments reasonably requested by Parent and reasonably approved by HOL occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of the business of HOL or any of HOL's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of HOL and Times Mirror (to the extent related to HOL), including access to HOL employees for the purpose of pre-enrolling such HOL employees in any employee benefit or welfare plans of Parent; provided, however, that all information and documentation made available pursuant to the terms of this
Section 6.2 shall be subject to the terms of the Confidentiality Agreement between Parent and Times Mirror dated as of August 25, 1998 (the "Confidentiality Agreement").

        SECTION 6.3. Ordinary Conduct. Except as contemplated by this Agreement or as set forth on Schedule 6.3, from the date of this Agreement to the Effective Time, HOL will, and Times Mirror will cause HOL to, conduct HOL's business in the ordinary course consistent with present practices and make all reasonable efforts to preserve and maintain all its relationships with customers, suppliers and others with whom HOL deals. Except as contemplated by this Agreement, HOL will not, and Times Mirror will cause HOL not to, do any of the following, without the prior written consent of Parent:

               (a) Charter and Bylaws. Amend its Articles of Incorporation or bylaws;

               (b) Dividends. Declare, set aside or pay any dividend or make any other distributions to Times Mirror whether or not upon or in respect of any shares of its capital stock.

               (c) Capital Stock. (i) Sell, pledge or otherwise dispose of any of the Shares or (ii) issue, sell, make any changes in, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable or exercisable for any shares of capital stock;

               (d) Employee Matters. Adopt or amend any Plan or collective bargaining agreement, except as required by Applicable Law;

               (e) Compensation. (i) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under existing agreements set forth on Schedule 3.12(a), (B) general increases to employees in the ordinary course of business consistent with past practice, or
(C) any increases, payments or benefits for which Times Mirror shall be solely and unconditionally obligated, including any stay bonuses, or (ii) terminate any executive officer or employee other than in the ordinary course of business, consistent with past practice;

               (f) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money (except for any monetary amounts owed to Times Mirror under any intercompany loans which shall be canceled without consideration at the Closing) or guarantee any such liabilities, obligations or indebtedness;

               (g) Encumbrances. Permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than those excepted from the representations set forth in Sections 3.9 and 3.10;

               (h) Related-Party Transactions. Except in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any affiliate of Times Mirror;

               (i) Accounting Policies and Tax Matters. Make (i) any change in any method of accounting or accounting practice or policy other than those required by GAAP or (ii) any change in any Tax election or settle or compromise any Tax liability;

               (j) Acquisitions; Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business, consistent with past practice), except as maybe contemplated under the terms of this Agreement;

               (k) Capital Expenditures. Make or incur any capital expenditures other than those made or incurred substantially in accordance with Times Mirror's fiscal year 1999 capital expenditure budget with respect to HOL heretofore disclosed in writing to Parent;

               (l) Asset Dispositions. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business;

               (m) Other Actions. Not knowingly take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect;

               (n) Contracts. Modify, amend, grant any consent, waiver or release under, assign, transfer or terminate any Contract or enter into any agreement, contract or arrangement with any person which would constitute a Contract, except for contracts entered into in the ordinary course of business, consistent with past practice; or

               (o) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

        SECTION 6.4. Insurance. Times Mirror and HOL shall keep, or cause to be kept, all insurance policies presently maintained relating to HOL and its properties, or suitable replacements therefor, in full force and effect through the close of business at the Effective Time. Schedule 6.4 sets forth a true and complete list of all the insurance policies presently owned and maintained by or for the benefit of HOL.

        SECTION 6.5. No Sale or Pledge. From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1, HOL shall not, and Times Mirror shall not permit HOL to merge, consolidate or enter into any share exchange, recapitalization, business combination or similar transaction with any other person (any such transaction other than the transactions contemplated by this Agreement, an "Acquisition Proposal"). In addition, from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1, HOL shall not, and Times Mirror shall cause HOL not to, and each of Times Mirror and HOL shall not permit or authorize any of its directors, officers, employees, agents or other representatives (including legal and financial advisors) to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Immediately after the execution and delivery of this Agreement, each of Times Mirror and HOL shall, and shall cause their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents of either of them to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

        SECTION 6.6. Notice of Breach by Times Mirror or HOL. Times Mirror promptly shall notify Parent in writing of any inaccuracy in or any breach of any representation and warranty of

Times Mirror or HOL contained in this Agreement or any certificate or document delivered pursuant to this Agreement that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing and shall also notify Parent in writing of any event or occurrence after the date hereof that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing which, if it had existed or occurred on or prior to the date hereof and was not disclosed to Parent at such time, would have caused the representation and warranty to which such event or occurrence relates to be untrue.

        SECTION 6.7. No Additional Representations. Each of Times Mirror and HOL acknowledges that none of Parent, Sub or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Parent except as expressly set forth in this Agreement, the Ancillary Agreements or the schedules hereto and thereto and any certificate delivered pursuant hereto and thereto. Without limiting the generality of the foregoing, none of Parent, Sub or any other person will have or be subject to any liability or indemnification obligation to Times Mirror, HOL or any other person resulting from the distribution to Times Mirror or HOL, or Times Mirror or HOL's use of, any such information, and any information, document, or material made available to Times Mirror or HOL in certain "data rooms," management presentations or in any other form in anticipation of the transactions contemplated by this Agreement.

                                    ARTICLE 7

                           COVENANTS OF PARENT AND SUB

        SECTION 7.1. Confidentiality. Each of Parent and Sub acknowledges that the information being provided to each of them by or on behalf of HOL and Times Mirror is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective as of, and only as of, the Effective Time, the Confidentiality Agreement will terminate only with respect to information relating solely to HOL, and each of Parent and Sub acknowledges that any and all other information provided to it by Times Mirror or Times Mirror's representatives concerning any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the Confidentiality Agreement after the Effective Time.

        SECTION 7.2. Conduct of Business of Parent. Except as contemplated by this Agreement or as set forth on Schedule 7.2, during the period from the date of this Agreement to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct their respective businesses in the ordinary course consistent with present practices and will make all reasonable efforts to preserve and maintain their respective relationships with customers, suppliers and others with whom Parent and each of its subsidiaries deals. Except as otherwise contemplated by this Agreement, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of Times Mirror and HOL:

               (a) Parent Common Stock. Take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NASDAQ SmallCap Market;

               (b) Dividends. Declare, set aside or pay any dividend or other distribution in respect of its capital stock except for dividends payable in Parent Common Stock, dividends payable on the Parent Preferred Stock and dividends by a subsidiary of Parent to Parent or another subsidiary of Parent;

               (c) Reorganizations. Acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

               (d) Charter and Bylaws. Adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

               (e) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness in an aggregate principal amount exceeding $1,000,000, other than indebtedness for borrowed money incurred in the ordinary course of Parent's business or otherwise pursuant to existing credit facilities of Parent or to refinance or refund any existing credit facilities of Parent;

               (f) Employment Agreements. Enter into or change the terms of, any employment or compensation agreements or arrangements with any employee of HOL which would become effective prior to the Effective Time;

               (g) Other Actions. Not knowingly take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect;

               (h) Parent Rights Agreement. Amend the Parent Rights Agreement in any manner that would permit any person to acquire more than 15% of the shares of Parent Common Stock, or redeem the Parent Rights; or

               (i) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

        SECTION 7.3. Meeting of Shareholders. If shareholder approval for the issuance of Parent Common Stock and the Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement is required by NASDAQ rules or regulations, Parent shall take all action necessary in accordance with the Florida Business Corporation Act and its Amended and Restated Articles of Incorporation and Bylaws to duly call, give notice of, convene, and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the issuance of the shares of Parent Common Stock to Times Mirror pursuant to this Agreement and Parent's Amended and Restated Articles of Incorporation. Parent will, through its Board of

Directors (subject to their fiduciary duties), recommend that its shareholders approve such matters.

        SECTION 7.4. Preparation of Proxy Statement. If shareholder approval for the issuance of Parent Common Stock and the Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement is required by NASDAQ rules or regulations, Parent shall promptly prepare and file with the SEC the Proxy Statement. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and HOL shall furnish all information concerning HOL and Times Mirror as may be reasonably requested in connection with any such action.

        SECTION 7.5. No Additional Representations. Each of Parent and Sub acknowledges that none of Times Mirror, HOL or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding HOL except as expressly set forth in this Agreement, the Ancillary Agreements or the schedules hereto and thereto and any certificate delivered pursuant hereto and thereto. Without limiting the generality of the foregoing, none of Times Mirror, HOL or any other person will have or be subject to any liability or indemnification obligation to Parent, Sub or any other person resulting from the distribution to Parent or Sub, or Parent or Sub's use of, any such information, and any information, document, or material made available to Parent or Sub in certain "data rooms," management presentations or in any other form in anticipation of the transactions contemplated by this Agreement.

        SECTION 7.6. Notice of Breach by Parent or Sub. Parent shall promptly notify Times Mirror in writing of any inaccuracy in or any breach of any representation and warranty of Parent or Sub contained in this Agreement or any certificate or document delivered pursuant to this Agreement that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing and shall also notify Times Mirror in writing of any event or occurrence after the date hereof that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing which, if it had existed or occurred on or prior to the date hereof and was not disclosed to Times Mirror at such time, would have caused the representation and warranty to which such event or occurrence relates to be untrue.

                                    ARTICLE 8

                                MUTUAL COVENANTS

        SECTION 8.1. Cooperation. HOL, Times Mirror and Parent shall use all reasonable commercial efforts to cooperate with each other and to cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Effective Time to ensure the orderly transfer of HOL to Parent and to minimize any disruption to the respective businesses of HOL or Parent that might result from the transactions contemplated hereby.

        SECTION 8.2. Publicity. Each of HOL, Times Mirror, Parent and Sub agrees that, from the date of this Agreement through the Effective Time, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

        SECTION 8.3. Records.

               (a) At the Effective Time, Times Mirror shall deliver or cause to be delivered to Parent true and complete copies of all original agreements, documents, books, records and files, each as currently in effect (collectively, "Records"), in the possession of Times Mirror related to the business and operations of HOL to the extent not then in the possession of HOL, subject to the following exceptions:

                      (i) Parent recognizes that certain Records may contain incidental information relating to HOL or may relate primarily to subsidiaries or divisions of Times Mirror other than HOL or businesses of HOL previously sold, and that Times Mirror may retain such Records and shall provide true and complete copies of the relevant portions thereof to Parent and HOL;

                      (ii) Times Mirror may retain all Records prepared in connection with the sale of the Shares, including bids received from other parties and analyses relating to HOL; and

                      (iii) Times Mirror may retain any Tax Returns or Tax records, and Parent and HOL shall be provided with copies of such Tax Returns or Tax records to the extent they relate to HOL.

               (b) After the Effective Time, upon reasonable written notice, Times Mirror and Parent agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to HOL) and assistance relating to HOL as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Times Mirror, Parent or HOL.

        SECTION 8.4. Antitrust Notification. Each of Times Mirror and Parent will as promptly as practicable, but in no event later than ten business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, and make similar filings within, to the extent reasonably practicable, a similar time frame with any other governmental entity for which such filing is required. Any such notification and report form and supplemental information will be in compliance with the requirements of the HSR Act or other applicable antitrust regulation. Each


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

of Times Mirror and Parent shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. Times Mirror and Parent shall: request early termination of the waiting period under the HSR Act and any other applicable antitrust regulation; shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings; and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Times Mirror and Parent will use its reasonable commercial efforts to obtain any clearance required under the HSR Act or other applicable antitrust regulation for the consummation of the transactions contemplated hereby.

        SECTION 8.5. Reasonable Efforts; Additional Agreements. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use all reasonable commercial efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement and each of the Ancillary Agreements to which it is a party, including, without limitation: (a) cooperating in the preparation and filing of the Proxy Statement, if required, and any amendments thereto; (b) executing any additional agreements, instruments or other documents or taking any other actions necessary to consummate the transactions contemplated hereby; and (c) not knowingly taking or agreeing to take any action that would cause any of the representations and warranties contained in this Agreement or any certificate or other document being delivered pursuant to the terms of this Agreement to be untrue in any material respect.

        SECTION 8.6. Tax-Free Reorganization. Each party hereto shall use all reasonable efforts to cause the Merger to be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions which could prevent the Merger from being treated as a reorganization qualifying under the provisions of Sections 368(a)(1)(A) and (a)(2)(E) of the Code.

                                    ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER

        SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

               (a) by mutual written consent of Times Mirror and Parent ;

               (b) by Parent pursuant to its termination right under Section 6.1(c);

               (c) by Times Mirror, HOL, Parent or Sub if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains


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

in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by 150 days after the date hereof; and

               (d) Subject to Section 2.3, by Times Mirror or HOL if either Parent or Sub, or by Parent or Sub if either Times Mirror or HOL, (i) shall have materially breached any of its agreements and covenants under this Agreement or any Ancillary Agreement or (ii) any representation or warranty of such party contained in this Agreement or any certificate or other document being delivered pursuant to this Agreement shall fail to be true and correct in all material respects, and, in the cases of the foregoing clauses (i) and (ii), such breach or failure shall continue for 30 days without cure after written notice thereof or, in the case of the foregoing clause (ii) only, such breach or failure would render the conditions set forth in Sections 2.2(e) or 2.4(f), as the case may be, incapable of being satisfied by the 150th day after the date hereof.

               Notwithstanding anything to the contrary contained in this Agreement, the right of a party to terminate this Agreement under this Section
9.1 shall not be available to any party (i) which is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations hereunder is the cause of, or results in, the failure to satisfy any of the conditions to the consummation of the Merger set forth in Article 2.

        SECTION 9.2. Return of Confidential Information. In the event of termination by any party pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

               (a) Parent and Sub shall return and cause to be returned all documents and copies and other material received from or on behalf of Times Mirror or HOL relating to the business of Times Mirror or HOL or to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Times Mirror;

               (b) Parent and Sub shall destroy all analyses, summaries and other documents based upon such confidential materials, and shall deliver to HOL and Times Mirror a certificate signed by an authorized officer of each of Parent and Sub confirming the foregoing; and

               (c) All confidential information received by Parent and Sub with respect to the businesses of Times Mirror or HOL shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

        SECTION 9.3. Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.1 relating to the obligations of each of Parent and Sub to keep confidential certain information and data obtained by it, (b)
Section 7.5 relating to the acknowledgment by each of Parent and Sub that no additional representations were made by or on behalf of Times Mirror or HOL other than those set forth in this Agreement, (c) Section 8.2 relating to publicity, (d) Section 12.1 relating to expenses generally, (e) Section 12.5 relating to notices, (f) Section 12.11 relating to arbitration and consent to jurisdiction, (g) Section 12.14 relating to the limitation on consequential and punitive damages and (h) this Article 9. Nothing in this Article 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE 10

                          EMPLOYEE AND RELATED MATTERS

        SECTION 10.1. Offers of Employment. The Surviving Corporation shall assume responsibility for all HOL employees on substantially the same terms and conditions to which such employees were subject immediately prior to the Effective Time, subject to the provisions of this Article 10. Any HOL employee who is not actively employed at the Effective Time shall be offered active employment with the Surviving Corporation following the expiration of such leave of absence only to the extent that HOL would have been obligated to offer employment to any such employee.

        SECTION 10.2. Continuation of Plans. As of the Effective Time, HOL personnel shall cease to participate in or be covered by all Times Mirror Plans, and neither HOL nor any other affiliate of HOL after the Merger, including the Parent and Sub shall have any responsibility for benefits under such Plans. As of the Effective Time, Parent or HOL shall remain the sponsor of each HOL Plan, and neither Times Mirror nor any other affiliate of Times Mirror shall have any responsibility for benefits under any such Plan. Without limiting the foregoing, Parent or HOL shall be solely responsible for providing and continuing benefits under COBRA to HOL personnel and qualified beneficiaries with respect to "qualifying events", as such term is used in Section 4980B of the Code, whether such qualifying event occurs prior to, on, or following, the Effective Time.


        SECTION 10.3.  Mutual Cooperation.

               (a) General. Each of Parent and HOL agrees to cooperate, and agrees to use its best efforts to cause its affiliates to cooperate and in a complete, diligent and timely manner to provide Times Mirror with such compensation, service, payroll and other pertinent census data as may be required by Times Mirror for purposes of calculating or affecting distribution of benefits to which any HOL employee or former employee may be entitled under any benefit plan established, maintained or contributed to by Times Mirror.

               (b) Performance Cycle Bonus Payments. Parent acknowledges that Times Mirror or HOL may have an obligation after the Effective Time to pay all or a portion of the performance cycle bonuses owing to Bruce R. Cameron, Anthony
T. Farwell, Stuart J. Halperin and Steven B. Katinsky pursuant to the employment agreements set forth on Schedule 3.12(a) (the "Employment Agreements"). If any of such persons elects not to accelerate the

Determination Date (as defined in each Employment Agreement) of the Performance Cycle Amount (as defined below), Times Mirror shall advance payment in cash (which shall be by wire transfer of immediately available funds) to Parent for the payment by Parent of any performance cycle bonuses immediately prior to the date of payment as determined in accordance with Section 5.2 or like provision of each of the employment agreements set forth on Schedule 3.12(a) (such amount, the "Performance Cycle Amount"). If such persons collectively agree to accelerate the Determination Date of the Performance Cycle Amount, Times Mirror shall pay the performance cycle bonuses owing to such persons on or before the Closing Date.

                                   ARTICLE 11

                                 INDEMNIFICATION

        SECTION 11.1. Indemnification by Times Mirror. Without duplication of any amounts payable for indemnification under Section 11.6, Times Mirror shall indemnify Parent, Sub, the Surviving Corporation, each of their affiliates (as defined in Rule 405 under the Securities Act) and each of their respective officers, directors, shareholders, partners, employees and agents against and hold them harmless from any and all Losses suffered or incurred by any such indemnified party to the extent arising from (a) any alleged liability of HOL under ERISA arising from HOL having been a member of Times Mirror's "control group" prior to the Effective Time and from HOL's participation in any Times Mirror Plan; (b) Times Mirror's obligation to advance payment to Parent for the payment by Parent of the Performance Cycle Amount as provided in Section 10.3(b); (c) any breach or inaccuracy in any representation or warranty contained in Sections 3.2 (Authority of HOL), 3.5 (Capital Stock of HOL), 3.6 (Equity Interests of HOL), 3.8 (No Indebtedness of HOL), 3.19 (Information Supplied), 4.2 (Authority of Times Mirror), 4.5 (Title to and Transfer of the Shares), 4.6 (Brokers) and any of the representations and warranties of Times Mirror and HOL contained in Exhibit F (Times Mirror/HOL Tax Certificate); and
(d) any breach by Times Mirror or HOL of the covenants contained in Sections 6.1, 6.3, 6.5, 6.6, 8.5(c), 8.6, 11.1 and 11.6.

        SECTION 11.2. Indemnification by Parent. Parent shall indemnify Times Mirror and its affiliates, officers, directors, shareholders, partners, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) the obligations of Times Mirror under (i) the Guaranty of Lease dated November 6, 1998, by and between Times Mirror and Water Garden Company L.L.C. with respect to the obligations of HOL under that certain office lease dated November 6, 1998, by and between HOL and Water Garden Company L.L.C., pertaining to the property and building located at 1620 26th Street, Suites 360 and 370, South Tower, Santa Monica, California 90404 (which shall be net of any unpaid or unperformed obligations of Times Mirror or HOL under same attributable to any period prior to the Closing), and (ii) the NATO Agreement (which shall be net of any unpaid or unperformed obligations of Times Mirror or HOL under same attributable to any period prior to the Closing); (b) any breach or inaccuracy in any representation or warranty contained in Section 5.2 (Authority of Parent and Sub), 5.5 (Capital Stock of Parent), 5.6 (SEC Reports; Financial Statements), 5.7 (Information Supplied), 5.12 (Brokers) and 5.13 (Taxes); and
(c) any breach by Parent or Sub of the covenants contained in Sections 7.2, 7.6, 8.5(c), 8.6 and 11.2.

        SECTION 11.3. Adjustments to Losses. The amount of any Losses for which indemnification is provided under this Article 11 (including the obligation of Times Mirror to advance payment to Parent for the payment of the Performance Cycle Amount pursuant to Section 10.3(b)) shall be reduced by any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses. Furthermore, the amount of any Losses and the obligation of Times Mirror to advance payment to Parent for the payment of the Performance Cycle Amount pursuant to Section 10.3(b) shall be (a) increased to take account of any Tax cost incurred by the indemnified party by reason of the receipt of the indemnity payment (grossed-up for such increase) and (b) reduced to take account of any Tax benefit actually realized by the indemnified party in respect of the taxable year in which the Loss is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss is paid or incurred, the indemnified party shall pay to the indemnifying party the amount of such Tax benefit when such Tax Benefit is actually realized. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

        SECTION 11.4. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 5.13, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to Sections 11.1 and 11.2, shall terminate when the applicable representation or warranty terminates pursuant to Section 12.13.

        SECTION 11.5. Procedures Relating to Indemnification for Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under Sections 11.1 and 11.2 of this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 15 days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

        If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the


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

counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided, however, that such indemnified party shall pay the fees and expenses of such counsel unless the named parties to any such claim or proceeding include both such indemnified party and the indemnifying party and such indemnified party has been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim or proceeding on behalf of such indemnified party), it being understood that the indemnifying party shall not, in connection with any one claim or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

        SECTION 11.6. Tax Matters

               (a) Tax Indemnification. Times Mirror agrees to be responsible for, and to indemnify and hold the indemnified parties listed in Section 11.1 harmless from and against, any and all Losses relating to, resulting from or based upon:

                      (i) any and all Taxes with respect to any taxable periods (or portions thereof) of HOL (or any predecessor) ending on or prior to the Closing Date;

                      (ii) any and all Taxes of HOL for the period allocated to Times Mirror pursuant to Section 11.6(b)(iii); and

                      (iii) any liability under Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation as a result of HOL (or any predecessor) being a member of any Affiliated Group at any time on or prior to the Closing Date.

               (b) Preparation of Tax Returns; Payment of Taxes.

                      (i) Times Mirror.

                             (1) Times Mirror (A) shall include, or cause to be
                included, HOL in, and shall file, (I) the United States consolidated federal income Tax Return of Times Mirror for its taxable year ended December 31, 1998 and for all subsequent taxable periods of HOL ending on or prior to the Closing Date and (II) all other consolidated, combined or unitary Tax Returns of Times Mirror or its subsidiaries in which HOL has been, or is required to be, includable for the taxable periods of HOL ending on or prior to the Closing Date and (B) also shall file, or shall cause HOL to file, all other Tax Returns of, or which include, HOL required to be filed (taking into account any extensions) on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice with respect to HOL. Times Mirror shall prepare and deliver any such Tax Returns (or the relevant portions thereof), to Parent at least 10 business days prior to their due date and Parent shall have the right to review and, other than with respect to federal income tax returns, approve (which approval shall not be unreasonably withheld) such Tax Returns (or the relevant portions thereof).

                             (2) Following the Closing, Times Mirror shall be
                responsible for preparing or causing to be prepared all foreign, state and local Tax Returns required to be filed by HOL on a separate return basis after the Closing Date with respect to taxable periods that end on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice. Times Mirror shall prepare and deliver such Tax Returns, along with the amount of any Taxes shown due thereon, to Parent for filing at least 10 business days prior to their due date and Parent shall have the right to review and approve such Tax Returns (which approval shall not be unreasonably withheld).

                             (3) Notwithstanding the foregoing, following the
                Closing Date, neither Times Mirror nor any subsidiary shall amend any Tax Return without the prior written consent of Parent (which consent shall not be unreasonably withheld) if any adjustment provided in such Tax Return would adversely affect the Taxes payable by HOL for taxable periods ending after the Closing Date. Similarly, neither Parent nor HOL shall amend any Tax Return with respect to Tax years ending on or before the Closing Date or straddle years without the prior written consent of Times Mirror (which consent shall not be unreasonably withheld) if any adjustment provided in such Tax Return would adversely affect the Taxes or indemnification payments payable by Times Mirror for taxable periods ending on or before the Closing Date.

                      (ii) Parent.

                             (1) Parent shall cause to be filed all Tax Returns
                required to be filed by HOL after the Closing Date, and shall, subject to receiving the payments from Times Mirror referred to in Section 11.6(b)(ii)(2), pay the Taxes shown due thereon. Nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of any party to receive indemnification pursuant to any provision in this Agreement.

                             (2) With respect to any Tax Returns which Parent
                shall cause to be filed pursuant to Section 11.6(b)(ii)(1) hereof, Times Mirror shall pay to Parent an amount equal to that portion of the Taxes shown on such Tax Return for which Times Mirror has an obligation to indemnify any party pursuant to the provisions of Section 11.6(a). Parent shall provide Times Mirror with a schedule showing the computation of such amount at least 35 days prior to the due date (including extensions, if any) for filing the Tax Returns which reflects Taxes for which Times Mirror has an obligation to indemnify any party pursuant to the provisions of Section 11.6(a) along with a copy of such Tax Return (or the relevant portions thereof). Times Mirror shall have the right to review any such Tax Return (or the relevant portion thereof) and schedule, and Parent and Times Mirror shall attempt in good faith mutually to resolve any disagreements regarding the determination of such amount within ten (10) days of the Times Mirror's receipt thereof. Any disagreement regarding such determination shall be resolved by an independent nationally recognized accounting firm (the "Accounting Firm"). The parties will instruct the Accounting Firm to reach its conclusion regarding any such dispute within fifteen (15) days after its appointment. The report of the Accounting Firm shall be final, binding and conclusive on Times Mirror and Parent. The fees and expenses of the Accounting Firm shall be borne equally by Times Mirror and Parent. Any amount owing under this Section 11.6(b)(ii)(2) shall be paid no later than five (5) days before the due date for payment of Taxes with respect to any such Tax Return.

                     (iii) Closing Taxable Year; Allocation for Straddle Year. For federal income tax purposes, the taxable year of HOL shall end as of the close of the Closing Date and, with respect to all other Taxes, Times Mirror and Parent will, unless prohibited by applicable law, close the taxable period of HOL as of the close of the Closing Date. Except as otherwise required by applicable law, neither Times Mirror nor Parent shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit HOL to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of HOL beginning before and ending after the Closing Date shall be allocated (A) to Times Mirror for the period up to and including the Closing Date, and (B) to Parent for the period subsequent to the Closing Date. Any allocation of income, deductions, credits or other items required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by Parent and shall be made by means of a closing of the books and records of HOL as of the close of the Closing Date, provided that exemptions, allowances, deductions or other items that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing

        Date and the period after the Closing Date in proportion to the number of days in each such period.

               (c) Refund Claims. Any refund of Taxes received (or utilized as a credit against Taxes due by Parent or any member of its Affiliated Group for taxable periods beginning on or after the Closing Date) by HOL after the Closing Date shall be retained by the HOL, provided, however, that in the event HOL shall receive a refund of Taxes after the Closing Date (or utilize such refund as a credit against Taxes due for taxable periods beginning on or after the Closing Date) with respect to a Tax Return of HOL relating to taxable periods ending on or prior to the Closing Date (other than a refund or credit arising by reason of a carryback of any item incurred after the Closing Date), then the amount of such refund or credit and any interest thereon, net of any Taxes payable on receipt thereof, shall be reimbursed by HOL to Times Mirror within 10 business days after such Tax benefit is realized by HOL as a refund or credit, provided that Times Mirror shall return to HOL the amount, if any, by which the amount of such Tax benefit is thereafter reduced pursuant to a final determination.

               (d) Carrybacks. Times Mirror shall in good faith consider requests by HOL for filing carryback refund claims for the carryback of any losses recognized by HOL in post-Closing Date years that may be carried back to pre-Closing Date periods (the refunds from which would belong to Parent). However, Times Mirror has no obligation to comply with such requests.

               (e) Cooperation with Respect to Taxes. Parent and Times Mirror agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to HOL as is reasonably necessary for the determination of any Taxes, for the filing of any Tax Return (including any amended Tax Return or claim for refund), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Each of Parent and Times Mirror agree (A) to retain all books and records with respect to Tax matters pertinent to HOL relating to any taxable period beginning before the Closing Date until the expiration of the relevant statute of limitations (and such longer period as reasonably requested in writing), and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, in such event, if the other party so requests, to allow the other party to take possession of such books and records.

               (f) Tax Proceedings.

                      (i) In the event that any audit or examination shall be instituted, or any deficiency asserted or assessment made, or any administrative or court proceeding commenced by the IRS or any other taxing authority (a "Tax Proceeding") with respect to any taxable period ending prior to or on the Closing Date of which Parent has notice, Parent shall promptly cause written notice of the Tax Proceeding to be forwarded to Times Mirror. Similarly, Times Mirror shall promptly cause written notice of any Tax

        Proceeding of which Times Mirror has notice relating to any indemnifiable Taxes to be forwarded to Parent.

                      (ii) Times Mirror shall have the right to elect, at its sole option and expense, and subject to the provisions of this Section 11.6(f), to represent the interests of HOL in the Tax Proceeding and collect, settle or pay any amount due or owed by HOL with respect to any taxable period ending prior to or on the Closing Date, with counsel of its choice reasonably satisfactory to Parent. In the event Times Mirror elects to represent HOL in the Tax Proceeding, Times Mirror shall within five (5) days (or sooner, if the nature of the Tax Proceeding so requires) notify Parent of its intent to do so and Parent shall cause HOL to appoint Times Mirror as attorney in fact with the exclusive authority to represent HOL in the Tax Proceeding. Parent shall have (x) the right to participate fully in the Tax Proceeding, including through separate counsel of its own choosing at its sole cost and expense, (y) the right to receive reasonable advance notice from Times Mirror of any meetings, hearings or proceedings, and (z) the right, if possible, to review in advance and comment on any pleadings, briefs, or other documents to be filed. Times Mirror shall not enter into any settlement, closing or other agreement with respect to any Tax Proceeding without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) if such settlement, closing agreement or other agreement will adversely affect Taxes payable by HOL for taxable periods (or portions thereof) beginning after the Closing Date. If Times Mirror elects not to represent HOL in the Tax Proceeding, or fails to timely notify Parent of its election herein provided or contests its obligation to indemnify, then Parent may represent the interests of HOL in any Tax Proceeding in any manner that it reasonably may deem appropriate.

                      (iii) Parent and Times Mirror jointly shall represent the interests of HOL in any Tax Proceeding relating to any taxable period of HOL which includes (but does not begin or end on) the Closing Date. Any disputes regarding the conduct or resolution of any such Tax Proceeding shall be resolved by the Accounting Firm. The parties will instruct the Accounting Firm to reach its conclusion regarding any such dispute within 20 days after its appointment. The report of the Accounting Firm shall be final, binding and conclusive on Times Mirror and Parent. All costs, fees and expenses paid to third parties in the course of such Tax Proceeding (including the fees of the Accounting Firm) shall be borne by Parent and Times Mirror in the same ratio as the ratio in which, pursuant to the terms of this Agreement (including Section 11.6(b) hereof), Parent and Times Mirror would share the responsibility for payment of the Taxes asserted by the taxing authority in such Tax Proceeding if such Tax Proceeding were sustained in its entirety.

               (g) Claim Period. Any claim for indemnity under this Section 11.6 may be made at any time prior to 90 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period of HOL or of such indemnified party (including all periods of extension, whether automatic or permissive).

               (h) Termination of Tax Sharing Arrangements. Any tax sharing, tax indemnification or similar agreement or arrangement with respect to Taxes (other than the provisions of this Agreement) between or among HOL, Times Mirror and any subsidiary of Times Mirror shall be terminated as to HOL as of the Closing Date and HOL shall have no liability from and after the Closing Date under any such agreements or arrangements.

        SECTION 11.7. Exclusive Remedy. In the absence of fraud or willful misconduct on the part of the indemnifying party or any of its officers, directors, employees or agents, the remedy contained in Sections 2.3, 11.1 and
11.2 shall constitute the sole and exclusive remedy after the Closing of the indemnified party (and its respective officers, directors, employees and agents) against the indemnifying party for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 12

                                  MISCELLANEOUS

        SECTION 12.1. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses. Without limiting the generality of the immediately preceding sentence, the fees, costs and expenses incurred by HOL in connection with this Agreement and the transactions contemplated hereby shall be borne by Times Mirror and none of such fees, costs or expenses shall be paid by HOL.

        SECTION 12.2. HOL Acquisition Agreement. At the Closing, Times Mirror shall assign and transfer all of its rights to Parent under that certain Stock Purchase Agreement dated as of January 16, 1996 by and among Times Mirror and the other parties on the signature pages thereto.

        SECTION 12.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Parent, Sub, Times Mirror or HOL (including by operation of Applicable Law in connection with a merger, or sale of substantially all the assets, of Parent, Times Mirror or HOL) without the prior written consent of the other parties hereto (except that nothing herein shall be construed (a) as obligating (i) Times Mirror to obtain the consent of HOL or (ii) HOL to obtain the consent of Times Mirror to any of the transactions described in the immediately prior parenthetical or (b) as obligating (i) Parent to obtain the consent of Sub or (ii) Sub to obtain the consent of Parent to any of the transactions described in the immediately prior parenthetical); provided, however, that no assignment shall limit or affect the assignor's obligations hereunder.

        SECTION 12.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

        SECTION 12.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

                      (a)    if to Parent, Sub or the Surviving Corporation:
                             Big Entertainment, Inc.
                             2255 Glades Road
                             Suite 237 West
                             Boca Raton, Florida  33431
                             Attention:  Mitchell Rubenstein
                             Telecopier No.:  (561) 998-2970

                             with a copy to:
                             Weil, Gotshal & Manges LLP
                             767 5th Avenue
                             New York, New York  10153
                             Attention:  Howard Chatzinoff
                             Telecopier No.:  (212) 310-8007

                      (b)    if to Times Mirror:
                             The Times Mirror Company
                             220 West First Street
                             Los Angeles, California  90012
                             Attention:  Thomas Unterman
                             Telecopier No.:  (213) 237-3705

                             with a copy to:
                             The Times Mirror Company
                             220 West First Street
                             Los Angeles, California 90012
                             Attention:  William A. Niese, Esq.
                             Telecopier No.:  (213) 237-7696

                      (c)    if to HOL, prior to the Effective Time:
                             1620 26th Street,
                             Suite 370, South Tower
                             Santa Monica, CA 90404
                             Attention: Michael W. Rollens
                             Telecopier No.: (310) 586-2005

        SECTION 12.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

        SECTION 12.7. Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement and the Schedules attached hereto and thereto and any certificates delivered pursuant hereto or thereto contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

        SECTION 12.8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

        SECTION 12.9. Amendment. This Agreement may be amended by action taken by HOL, Times Mirror, Parent and Sub at any time only by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 12.10. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

        SECTION 12.11.  Dispute Resolution; Equitable Enforcement.

               (a) Accounting Disputes. Notwithstanding anything to the contrary contained in this Section 12.11, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of Parent and Times Mirror. In the event that the independent certified public accountants of each of Parent and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of Parent and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within 45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto.

               (b) Arbitration. Except as otherwise provided in Section 12.11(a) or (c), any controversy, dispute or claim arising under this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration as follows: any party who is aggrieved shall deliver a notice to other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration in New York, New York to Endispute, before a single arbitrator appointed in accordance with Endispute's Arbitration Rules, modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

               (c) Equitable Enforcement. Notwithstanding anything to the contrary contained in this Section 12.11, any claim by either party for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 12.11(a) and the agreement to arbitrate contained in Section 12.11(b)), may be brought in any state or federal court located in the Southern District of New York in the State of New York, before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of Parent, Sub, Times Mirror and HOL irrevocably submits to the exclusive jurisdiction of the state or federal courts situated in the Southern District in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Parent, Sub, Times Mirror and HOL agrees to commence any action, suit or proceeding relating hereto in any of such courts only. Each of Parent, Sub, Times Mirror and HOL further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.5 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Parent, Sub, Times Mirror and HOL irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any of such courts only and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 12.12. Interpretation of this Agreement.

               (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

               (b) Knowledge. Whenever any representation or warranty of any party contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "Knowledge" of such party, such qualification shall mean the actual knowledge, after due inquiry, of (i) in the case of Times Mirror, Harry Chandler, Mark H. Willes and Thomas Unterman; (ii) in the case of HOL, Bruce R. Cameron, Anthony T. Farwell and Michael W. Rollens; (iii) in the case of Parent, Mitchell Rubenstein and Laurie S. Silvers.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State.

               (d) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

        SECTION 12.13. Survival of Representations. The representations and warranties described in Sections 11.1 and 11.2 (other than representations and warranties contained in Section 5.13 which shall survive for the periods set forth below in this Section 12.13) shall survive after the Effective Time indefinitely for purposes of the indemnification set forth in Sections 11.1 and
11.2. The representations and warranties contained in Section 5.13 relating to Taxes shall survive until 90 days after the expiration of the applicable statute of limitations with respect to such Taxes.

        SECTION 12.14. No Consequential or Punitive Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, NO PARTY (OR ITS AFFILIATES) SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PARTY (OR ITS AFFILIATES) FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR INCOME, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, OR ANY PUNITIVE DAMAGES RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT.

               IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.


                                          THE TIMES MIRROR COMPANY,
                                          a Delaware corporation


                                          By:   /s/ Thomas Unterman
                                             ---------------------------------
                                             Name: Thomas Unterman
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                          HOLLYWOOD ONLINE INC.,
                                          a California corporation


                                          By:  /s/ Michael Rollens
                                             ---------------------------------
                                             Name: Michael Rollens
                                             Title: Chief Executive Officer

                                          BIG ENTERTAINMENT, INC.,
                                          a Florida corporation


                                          By:  /s/ Mitchell Rubenstein
                                             ---------------------------------
                                             Name: Mitchell Rubenstein
                                             Title: Chief Executive Officer

                                          BIG ACQUISITION CORP.,
                                          a Delaware corporation


                                          By:  /s/ Mitchell Rubenstein
                                             ---------------------------------
                                             Name: Mitchell Rubenstein
                                             Title: